                            COMMERCIAL LOAN AGREEMENT


                                     BETWEEN


              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP


                                   AS BORROWER


                                       AND


                                  SEAFIRST BANK


                             AS AGENT FOR ITSELF AND


                                  VARIOUS BANKS


                          DATED AS OF DECEMBER 1, 1997

                                       TABLE OF CONTENTS



                            ARTICLE 1
                           DEFINITIONS......................................  1
Section 1.1 Definitions and Exhibits........................................  1

                            ARTICLE 2
                         THE COMMITMENT.....................................  1
Section 2.1 Loans...........................................................  1
Section 2.2 Restrictions on Acquisition Advances............................  1
Section 2.3 Borrowing Notice................................................  2
Section 2.4 Bank Records....................................................  3

                            ARTICLE 3
                     REPAYMENT AND INTEREST.................................  3
Section 3.1 Repayment of Principal..........................................  3
Section 3.2 Additional Payments of Principal/Excess Cash Flow...............  4
Section 3.3 Payment of Interest.............................................  4
Section 3.4 Additional LIBOR Rate Provisions................................  4
Section 3.5 Prepayment......................................................  5
Section 3.6 Manner, Method, Place, Time and Application of Payment,
            Reinstatement...................................................  5
Section 3.7 Evidence of Debt................................................  6

                            ARTICLE 4
                         OTHER PAYMENTS.....................................  6
Section 4.1 Closing Fees....................................................  6
Section 4.2 Commitment Fee..................................................  6
Section 4.3 Costs and Fees..................................................  6
Section 4.4 Calculations; Default Interest; Compounded Interest;
            Place for Payment...............................................  7
Section 4.5 Increased Costs.................................................  7

                            ARTICLE 5
               CONDITIONS TO LENDING, SECURITY AND
                         OTHER COVENANTS....................................  8
Section 5.1 Conditions......................................................  8
Section 5.2 Conditions Not Fulfilled........................................  9
Section 5.3 Security and Power of Attorney.................................. 10
Section 5.4 Negative Pledge................................................. 10
Section 5.5 Contractual Right of Setoff..................................... 10
Section 5.6 Management of Interest Rate Risk................................ 11
Section 5.7 Representations and Consents of Northland and NCP-Seven......... 11

                            ARTICLE 6
            REPRESENTATIONS, WARRANTIES AND COVENANTS....................... 12
Section 6.1 Organization and Standing....................................... 12
Section 6.2 Authorization................................................... 12
Section 6.3 Enforceability.................................................. 12
Section 6.4 Consents or Approvals........................................... 12
Section 6.5 No Violation.................................................... 12
Section 6.6 Litigation...................................................... 13
Section 6.7 Financial Information; Taxes.................................... 13
Section 6.8 Title and Liens................................................. 13
Section 6.9 Business Authorizations......................................... 13
Section 6.10 Taxes.......................................................... 13
Section 6.11 Investment Company Act......................................... 14
Section 6.12 Federal Reserve Board ("FRB") Regulations...................... 14
Section 6.13 Drug Free Workplace Act........................................ 14
Section 6.14 Compliance with ERISA.......................................... 14
Section 6.15 No Commissions................................................. 15

Section 6.16 Information Correct and Complete............................... 15
Section 6.17 Operating Rights............................................... 15
Section 6.18 Compliance With Other Laws..................................... 15

                            ARTICLE 7
                        FURTHER COVENANTS................................... 16
Section 7.1 Use of Proceeds (Loan Purpose).................................. 16
Section 7.2 Additional Acts................................................. 16
Section 7.3 Financial Statements and Reports................................ 16
Section 7.4 Reliance on Accountants......................................... 17
Section 7.5 Notices......................................................... 18
Section 7.6 Compliance with Laws............................................ 18
Section 7.7 Financial Covenants............................................. 18
Section 7.8 Maintenance and Inspection of Records........................... 20
Section 7.9 Employee Benefit Programs....................................... 20
Section 7.10 Indemnification................................................ 20
Section 7.11 Preservation of Existence and Property; Sale of Assets......... 21
Section 7.12 No Mergers; Change of Control Etc.............................. 22
Section 7.13 Payment of Claims.............................................. 22
Section 7.14 Insurance...................................................... 22
Section 7.15 Amendments..................................................... 22
Section 7.16 No Liens....................................................... 22
Section 7.17 Hazardous or Dangerous Wastes.................................. 23
Section 7.18 Maintenance of Deposit Accounts................................ 23

                            ARTICLE 8
                        EVENTS OF DEFAULT................................... 23
Section 8.1 Events of Default............................................... 23
Section 8.2 Acceleration and Remedies....................................... 24

                            ARTICLE 9
                          MISCELLANEOUS..................................... 25
Section 9.1 Notices, Etc.................................................... 25
Section 9.2 No Waiver; Remedies............................................. 25
Section 9.3 Accounting Terms................................................ 26
Section 9.4 Assignment and Appointment of Lead Agent........................ 26
Section 9.5 Governing Law; Venue............................................ 26
Section 9.6 Mandatory Arbitration........................................... 27
Section 9.7 FNEJV Delegation of All Powers.................................. 27
Section 9.8 Entire Agreement; Headings; Amendments; Severability;
            Time; Counterparts.............................................. 28


EXHIBITS:

Exhibit A - Notice of Borrowing, Interest Rate Change, and Certificate Exhibit B - Prepayment Premium Calculation
Exhibit C - List of all Places of Business
Exhibit D - NCP-Seven Disclosures
Exhibit E - Form of Promissory Note
Exhibit F - RESERVED
Exhibit G - RESERVED
Exhibit H - RESERVED
Exhibit I - RESERVED
Exhibit J - RESERVED
Exhibit K - RESERVED
Exhibit L - Operating Rights
Exhibit M - Form of Computation Schedule
Exhibit N - Resolution
Exhibit O - RESERVED
Exhibit P - RESERVED
Exhibit Q - Assignment and Assumption Certificate


                            COMMERCIAL LOAN AGREEMENT

        This COMMERCIAL LOAN AGREEMENT ("Agreement") is between NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP, a Washington limited partnership ("NCP-Seven") and Bank of America National Trust and Savings Association, a national banking association, doing business as SEAFIRST BANK, as agent for itself and for each financial institution which is properly defined as a "Bank" in the Definitions Addendum attached hereto. This Agreement amends and restates the Commercial Loan Agreement dated February 29, 1996, between NCP-Seven and Seafirst's corporate predecessor, Seattle-First National Bank.

        Whereas, NCP-Seven has requested Bank to renew the Existing Bank Debt and advance to NCP-Seven additional credit, such that the aggregate principal amount of $45,000,000 shall be available hereunder for the purposes set forth in Section hereof, subject to the terms and conditions contained in this Agreement.

        Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Bank to extend such credit, NCP-Seven and Bank each hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        Section 1.1 Definitions and Exhibits. Terms defined above or in the text of this Agreement shall have the meanings set forth above and in such text. Other capitalized terms shall have the meaning set forth in the Definitions Addendum which is attached hereto and incorporated herein. All exhibits to this Agreement are also incorporated herein.


                                    ARTICLE 2
                                 THE COMMITMENT

        Section 2.1 Loans. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to NCP-Seven on Business Days during the Commitment Period in an aggregate principal amount not exceeding at any time $45,000,000 (hereinafter, the "Commitment"), in two tranches, to be known as "Tranche A" and "Tranche B." The Existing Bank Debt, in the amount of $29,479,999.93, shall constitute a portion of the amounts outstanding under Tranche A, and shall hereafter be evidenced by the Note and governed by the terms of this Agreement. The remainder of Tranche A, in the principal amount of $7,520,000.01, is made available for the acquisition by NCP-Seven of the Robin Systems pursuant to Asset Purchase Agreement dated August 27, 1997, between NCP-Seven and Robin Media Group, Inc.; and the remaining $8,000,000 of the Commitment, constituting all of Tranche B, is made available for acquisition of the Robin System and of other Cable Systems, and for Capital Expenditures for Cable System enhancement and expansion. All Advances shall be made either as Base Rate Loans or as LIBOR Rate Loans. Tranche B is available as a revolving line of credit which NCP-Seven may borrow, prepay (subject to Section ) and reborrow until the end of the Commitment Period, at which time the aggregate amount outstanding shall be added to Tranche A and may not be reborrowed. Subject to the terms and conditions of this Agreement, NCP-Seven may draw the amount of the Commitment during the Commitment Period in one or more Advances and shall execute and deliver a promissory note in the form attached as Exhibit E to evidence all amounts advanced. If the aggregate amounts actually advanced are less than the Commitment, NCP-Seven's liability for principal under the Note shall not exceed the aggregate Advances.

        Section 2.2 Restrictions on Acquisition Advances. All Advances shall be subject to the conditions of Article 0. In addition, all Advances for the acquisition of any one or more of the Robin Systems or any other Cable Systems shall be conditioned on Bank's satisfaction that each of the following shall be delivered to Bank either prior to, simultaneously with, or immediately upon the completion of the Cable System acquisition being funded with such Advance:

               (a) the following documents to be executed by the seller under the Purchase Contract or by its counsel: (i) a subordination agreement in substantially the same form as the Subordination Agreement subordinating all amounts (if any) now or hereafter due from NCP-Seven to seller to all amounts now or hereafter due from NCP-Seven to Bank; and (ii) all opinions delivered in connection with the sale contemplated by said Purchase Contract, addressed and delivered to Bank as well as to NCP-Seven, or in the alternative accompanied by letters permitting Bank's reliance on such opinions;

               (b) evidence of all approvals by Governmental Bodies necessary for NCP-Seven to purchase, operate and grant a Lien on the Cable System, including but not limited to evidence of the consents listed as required in the opinions of seller's counsel;

               (c) termination statements and all other documents executed by said sellers or other Persons deemed necessary by Bank in its sole discretion to eliminate any Lien on or interest of third parties in the Cable System or other Collateral;

               (d) executed financing statements, fixture filings, security agreements, deeds of trust, assignments of leases, assignments of licenses, permits and contracts, consents thereto, and such other documents as the Bank may request to further evidence or obtain a Lien on all property of every nature related to the Cable System;

               (e) reimbursement to Bank (but not to any Participants) of all Costs and Fees incurred in connection with determining compliance with this Section and in examining, determining, drafting, obtaining delivery of, and filing and recording the documents contemplated hereunder. NCP-Seven agrees that if such reimbursement is not submitted by NCP-Seven to Bank before distribution of any Advance, Bank may make an Advance under the Commitment for such purpose;

               (f) the certificate contemplated by Section (b) and such other certificates, legal opinions and documents as Bank may request to update the items received under Section in connection with Closing. As to the Cable Systems and all rights and property acquired in connection therewith, the foregoing shall include the making of all representations, warranties and agreements contained herein, all in form satisfactory to the Bank;

               (g) such other documents or evidence of such other actions as Bank deems necessary, in its sole discretion, to obtain a first priority Lien on all aspects of each Cable System.

        Section 2.3 Borrowing Notice. NCP-Seven may obtain Advances on any Business Day for a Base Rate Loan by providing a Borrowing Notice which must be received by Agent at or before 11:30 a.m., Seattle time, on the day borrowing is allowed. NCP-Seven may obtain a LIBOR Rate Loan by providing a Borrowing Notice on any London Banking Day which is three London Banking Days before the date the Advance is to be disbursed (unless either of the London Banking Days is not also a Business Day, in which case the Borrowing Notice shall be submitted on the immediately preceding Business Day). All Advances shall be discretionary if the notice is given subsequent to these times. If for any reason Bank in its sole discretion ever waives the requirement for, or timing for delivery of, a Borrowing Notice, Bank may rely in good faith on telephonic, telex and oral requests made by any Person purporting to be an officer designated in the definition of Borrowing Notice.

        The Borrowing Notice shall be irrevocable and constitute NCP-Seven's representation and warranty that as of the date of the notice the certifications set forth therein are true and correct. Subject to the conditions set forth in this Agreement, Bank will disburse any Loan by check or by crediting the proceeds to any account(s) of NCP-Seven with Bank, or to such other account as NCP- Seven shall designate in the Borrowing Notice. Any such Advance shall be conclusively presumed to have been made to or for the benefit of NCP-Seven when made in accordance with a Borrowing Notice, or when such advance is deposited to any such account(s) regardless of the fact that Persons other than those authorized in the definition of "Borrowing Notice" may have actually executed the Borrowing Notice or may have authority to draw against any such account(s).

        NCP-Seven may also submit a Borrowing Notice to obtain a change in the interest rate due on an outstanding Loan upon expiration of an Interest Period.

        Section 2.4 Bank Records. Bank is authorized to record on a schedule or computer-generated statement the date and amount of each Advance, all payments on Obligations and all other matters relevant to the Obligations.

        NCP-Seven shall review all statements (if any) delivered by Bank for accuracy and notify Bank of any suspected error within 180 days after the date of said statement. Any objection to any statement shall not excuse NCP-Seven from paying all Obligations. Bank shall use good faith in determining the amount of obligations such as those due under Section and shall always be entitled to correct any error in its sole discretion (exercised in good faith), it being the intent of the parties that NCP-Seven not be excused from paying any rightfully owing Obligation because of any error. Without limiting the methods by which Bank may be entitled by law to make demand (if any be necessary) for payment of any Obligation, NCP-Seven agrees that any statement, invoice or payment notice from Bank shall be deemed to be a demand for payment, which demand is subject to Bank's right of correction.

                                    ARTICLE 3
                             REPAYMENT AND INTEREST

        Section 3.1 Repayment of Principal. On the last Business Day of each September, December, March, and June beginning March 31, 1998, NCP-Seven shall pay to Bank as installments of principal under the Note, the payment amount which is set forth in the table appearing below. In all events, all remaining principal and accrued interest due under the Note shall be due and payable in full on June 30, 2006:

---------------------------------------------------------------------------
Quarters (Commencing 3/31/98) falling
during the following year:                 Quarterly payment amount:
---------------------------------------------------------------------------
1998                                       $  125,000
---------------------------------------------------------------------------
1999                                       $  312,500
---------------------------------------------------------------------------
2000                                       $  500,000
---------------------------------------------------------------------------
2001                                       $  812,500
---------------------------------------------------------------------------
2002                                       $1,150,000
---------------------------------------------------------------------------
2003                                       $1,500,000
---------------------------------------------------------------------------
2004                                       $1,875,000
---------------------------------------------------------------------------
2005                                       $2,225,000
---------------------------------------------------------------------------
2006 (March 31 payment only)               $2,750,000
---------------------------------------------------------------------------

        Section 3.2 Additional Payments of Principal/Excess Cash Flow. In addition to the regularly scheduled payments of principal provided in Section and notwithstanding any contrary term herein, NCP-Seven shall pay to Bank commencing March 31, 1999 and continuing on March 31 of each year thereafter until March 31, 2006, One-Half (1/2) of any (if any) Excess Cash Flow for the year ending the preceding December 31.

        Section 3.3 Payment of Interest. All Advances shall bear interest on the principal balance outstanding from time to time from the date of the Advance creating the Loan until the Loan is paid in full and interest accrued thereon shall be payable on the Interest Payment Date. Each time NCP-Seven requests an Advance under the Commitment and upon each expiration (before June 30, 2006) of an Interest Period governing a previous Advance, NCP-Seven shall choose one of the following-described interest rates to govern that Advance (but no other Advances). In the event NCP-Seven does not specify an interest rate for any Advance in the Borrowing Notice or upon the expiration of an Interest Period, or in the event Bank makes an Advance to NCP-Seven under the Commitment without a request therefor, the Loan shall then or thereafter bear interest at the Base Rate. NCP-Seven shall specify one of the following interest rates:

               (a)    the Base Rate, for a Base Rate Loan; or

               (b) the Adjusted LIBOR Rate, for a LIBOR Rate Loan, subject to Section . The minimum principal amount of any LIBOR Rate Loan shall be $1,000,000.00 and amounts at all times exceeding $1,000,000 shall be in increments of $100,000. NCP-Seven may request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to NCP-Seven the available Adjusted LIBOR Rate. NCP-Seven shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by delivering a Borrowing Notice.

        Section 3.4 Additional LIBOR Rate Provisions. All LIBOR Rate Loans shall be subject to the following additional provisions:

               (a) Inability to Participate in Market. If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Bank shall notify NCP-Seven of and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option. If during the period an Interest Rate Risk Agreement is in effect the Adjusted LIBOR Rate becomes unavailable, Bank agrees to make good faith efforts to locate for NCP-Seven a reasonably equivalent substitute for the Adjusted LIBOR Rate if and only if such substitute may be offered by Bank without any reduction in Bank's rate of return on any and all Loans, without any increase in its Costs and Fees and without violation of any Requirement of Law or Bank policies or practices. NCP-Seven acknowledges and agrees that Bank is only agreeing to attempt, in good faith, to locate a substitute rate and that the foregoing does not impose on Bank any duty to supply a substitute and Bank shall have no liability of any nature whatsoever for failing to supply a substitute;

               (b) Costs. NCP-Seven shall, as to LIBOR Rate Loans, reimburse Bank for all Costs and Fees and Taxes and defend and hold Bank harmless from and against any Claims and Losses which Bank may incur as a consequence of any changes in the cost of participating in, or in the Requirements of Law affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive Closing and the payment of the Obligations for a period of six months; and

               (c) Basis of Quotes. NCP-Seven acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan.

        Section 3.5 Prepayment. No prepayment of Tranche A, or of a LIBOR Rate Loan under Tranche B, shall be made until NCP-Seven (a) delivers to Bank prior written notice of its intent to prepay, which notice shall be given at least 10 Business Days before the date of prepayment and contain the amount to be prepaid, and (b) pays any premium required below. Any prepayment of less than the full amount outstanding (which partial prepayments may be made upon compliance with (a) and (b)) shall be applied in the inverse order of maturity and shall first be applied to Cost and Fees and any prepayment fees then due, then to accrued interest, then to the principal of Tranche B, if any, and then to the principal of Tranche A. Notwithstanding the foregoing, NCP-Seven need not give the notice required by (a) above with respect to any prepayment required by Section (but the premium required by (b) above and Section shall be paid).

               (a) No Premium Due. Base Rate Loans may be prepaid in whole or in part without fee, premium or penalty.

               (b) Premium Due. LIBOR Rate Loans may only be paid before the end of an Interest Period or the Loan maturity date (whichever is earlier and from time to time) in whole or in part upon NCP-Seven's payment to Bank of a prepayment premium calculated as set forth in Exhibit B hereto, which exhibit is incorporated by this reference. The prepayment premium shall be due under all circumstances under which any such Loan is prepaid or discharged for any reason before the scheduled maturity date of the Loan, including without limitation prepayment by voluntary prepayment, by operation of law, by virtue of Bank's collection efforts, or after acceleration or otherwise.

        NCP-Seven agrees that the prepayment premium is intended as liquidated damages to compensate Bank for its willingness to allow prepayment and to forego its right to receive the interest contemplated hereunder for the full, stated term of the Loan(s). NCP-Seven further acknowledges the inability of the parties accurately to predict, among other things, the date on which any Advance may occur, whether NCP-Seven will choose to obtain the full amount of the Commitment, the investments available to Bank upon any prepayment to replace its investment in any Loans, and, in general, the Losses Bank may suffer by reason of prepayment. NCP-Seven hereby agrees that, in addition to the foregoing (but not in lieu thereof), the prepayment premium represents the parties' reasonable estimate of a fair or average compensation for the Loss Bank may sustain due to payment before the date the Loans are due and that the prepayment premium is fully enforceable according to its terms.

        Section 3.6 Manner, Method, Place, Time and Application of Payment, Reinstatement. All Obligations shall be paid in lawful currency of the United States and in immediately available funds to Bank at its Seafirst Agency Services Office located at 701 Fifth Avenue, Floor 16, Seattle, Washington. Any payment received after 12:00 noon (Seattle time) shall be deemed to have been received on the next Business Day, and the date for payment thereof shall be extended to the next succeeding Business Day (unless said day would be in the next calendar month, in which case the date for payment shall be the immediately preceding Business
Day). However, NCP-Seven shall pay to Bank, on demand, default interest on said payment for such extended time at the rate set forth in Section hereof. The liability of NCP-Seven hereunder and under any Related Document shall be reinstated and revived and the rights of Bank shall continue, with respect to any amount at any time paid by or on behalf of NCP-Seven if such amount shall thereafter be required to be restored, returned or forfeited by Bank pursuant to Requirement of Law, and NCP-Seven's liability therefor shall continue as if such amount had not been paid. NCP-Seven agrees that (a) if any for any reason any amount due hereunder or under any Related Document is paid by cashier's, certified or teller's check, there shall be no discharge of NCP-Seven's obligation until said check be finally paid by the issuer thereof; and (b) the provisions of RCW Section 62A.3-311 and any other applicable law becoming effective on or after the Closing Date shall not entitle NCP-Seven to any accord and satisfaction of any now or hereafter existing claim in any dispute between Bank and NCP-Seven (or any of their respective successors and assigns), all of which provisions and rights are hereby waived.

        All payments under this Agreement shall be made without counterclaim, set-off, condition or qualification and free and clear of and without deduction for any Taxes, deductions or charges of any nature whatsoever. All payments shall be applied first against Costs and Fees, then against indemnities, increased costs and all amounts due hereunder other than principal and interest, then against interest due on amounts in default, then against interest due on amounts not in default, and then against principal.

        Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        Section 3.7 Evidence of Debt. The books and records of Bank shall be conclusive evidence, absent manifest error, of all amounts of principal, interest, Costs and Fees advanced, outstanding or repaid pursuant to this Agreement or any Related Document. NCP-Seven acknowledges that principal of all Loans is to be paid as scheduled in Section and Bank agrees to provide invoices to NCP-Seven for the amount of interest due on an Interest Payment Date. Any failure to provide an invoice shall not relieve NCP-Seven of its obligation timely to pay all amounts due hereunder or under any Related Document. If NCP-Seven's payment is remitted as scheduled but before receipt of Bank's invoice, and if there is a reasonable deficit between the interest paid and invoiced, such deficit shall not be grounds for a default hereunder if the deficit is immediately paid to Bank.


                                    ARTICLE 4
                                 OTHER PAYMENTS

        Section 4.1 Closing Fees. NCP-Seven agrees to pay Bank on the Closing Date an underwriting fee of $275,000, plus the agent's fee set forth in the Fee Letter. NCP-Seven agrees that all such fees and all other fees in this Article are fully earned and nonrefundable.

        Section 4.2 Commitment Fee. NCP-Seven agrees to pay Bank a fee equal to the percentage per annum as set forth below, depending upon the ratio of Total Debt of NCP-Seven to its Annualized Cash Flow, of the daily undrawn portions of Tranche A and Tranche B, accruing from Closing through December 1, 2000. This fee shall be payable on the last day of each calendar quarter after Closing through and including September 30, 2000, and on December 1, 2000, whether or not the full Commitment is ever borrowed:

------------------------------------------------------------------------
Total Debt to Annualized Cash Flow Ratio         Fee Rate
------------------------------------------------------------------------
Greater than or equal to 5.00 to 1               0.50% per annum
------------------------------------------------------------------------
Less than 5.00 to 1                              0.375% per annum
------------------------------------------------------------------------


        Section 4.3 Costs and Fees. Upon demand therefor, NCP-Seven agrees to pay to Bank all Costs and Fees Arising Out Of: the development, review, execution, amendment, renewal, extension, forbearance (if any), refinance or "work-out" restructuring of this Agreement or any Related Document; collecting any Obligations; protecting, preserving and realizing upon any Collateral or other security for such amounts; and enforcing this Agreement or any Related Document; all whether or not suit is brought and including but not limited to all Costs and Fees incurred in any court action, arbitration or mediation, on appeal, in any bankruptcy (or state receivership or other insolvency or similar proceedings or circumstances), in any forfeiture, and for any post-judgment collection services. Except with respect to the development and execution of this Agreement, NCP-Seven also agrees that after the occurrence of any Event of Default, NCP-Seven shall also pay the foregoing Costs and Fees incurred by each Participant. The Costs and Fees are part of the Obligations and are secured by the Collateral.

        NCP-Seven acknowledges that any legal counsel retained or employed by Bank has acted and will hereafter act solely on Bank's behalf and not on NCP-Seven's behalf, despite NCP-Seven's obligation to reimburse Bank for the cost of such legal counsel, and that NCP-Seven has consulted or has had sufficient opportunity to consult its own legal counsel with regard to this Agreement.

        Section 4.4 Calculations; Default Interest; Compounded Interest; Place for Payment. Except as otherwise expressly set forth, all computations of interest and fees under this Agreement or any Related Document shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue during each period from but excluding the first day thereof to and including the last day thereof. All amounts that are not paid when due under this Agreement shall bear interest at the interest rate which is the sum of (a) the interest rate due on the delinquent debt (or if no interest rate is stated for the amount due, then interest shall be at the rate that would have been due on a Base Rate Loan if one had been made on the date of Default) and (b) 3% per annum, all from the time due until paid. All interest not paid when due shall be added to principal and interest shall thereafter accrue on said increased principal amount. All Obligations due under this Agreement shall be paid in the funds and at the time and place set forth in Section . Each determination of an interest rate by the Agent shall be conclusive and binding on NCP-Seven and the other institutions constituting "Bank" in the absence of manifest error.

        Section 4.5 Increased Costs. In the event that any Requirement of Law or any change therein or interpretation thereof (or addition thereto):

               (a) subjects Bank to or increases any Tax or withholding obligation; eliminates or impairs any Tax deduction or credit or status, or changes the basis of taxation of any payments to Bank on account of any portion of the Obligations; requires Bank to account for any transaction contemplated by this Agreement or by any Related Document differently than as of the date hereof (including but not limited to transactions under the Interest Rate Risk Agreement); or

               (b) imposes, modifies, increases or determines applicable any reserve, insurance premium (including without limitation deposit insurance premium), deposit or similar requirements against any assets held by, deposits with or for the account of or loans or commitments by, any office of Bank in connection with any of the Loans; or

               (c) affects the amount of capital required or expected to be maintained by depository institutions generally or corporations controlling such institutions and Bank determines the amount by which Bank or any corporation controlling Bank is required or expected to maintain or increase its capital because of or based upon the existence of any of the Obligations; or

               (d) makes any Loan a "highly leveraged transaction" ("HLT") under Requirements of Law (or NCP-Seven takes any action causing any Loan to become an HLT under such law or Bank's internal policies generally applicable to commercial borrowers similar to NCP- Seven) or makes advisable (in the opinion of legal counsel to Bank), qualification, registration, filing or any other act by Bank to avoid violation of or to effect compliance with any Requirement of Law relating to underwriting, selling, distribution of, marketing or dealing in securities; or

               (e) imposes upon Bank any other condition with respect to any of the Obligations; which, as a result thereof, (1) increases the cost to Bank of making or maintaining the Loans, or (2) reduces the rate of return or the net amount of any payment received by Bank in respect of the Loans (whether of principal, interest, fees or otherwise), or (3) requires Bank to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of any Loan, in each case by an amount which Bank in its sole judgment deems material;

then and in any such case NCP-Seven shall pay to Bank five days following demand therefor, such amount or amounts as will compensate Bank for any increased cost, reduced rate of return, deduction or payment incurred or made by Bank or any company controlling Bank, all as determined by Bank in its good faith discretion, except for such increased cost or reduced rate of return arising from changes in the rate of tax on the overall net or gross income of Bank, at any of its or their offices, imposed by the jurisdiction or jurisdictions in which Bank is organized, or is or should be qualified to do business, or in which any such office is located. The demand for payment by Bank shall be delivered to NCP-Seven and shall state the reason for the demand, the amount thereof and the manner in which such amount has been calculated. The statement of Bank as to the additional amounts payable pursuant to this section shall be conclusive evidence of the amounts due hereunder absent manifest error.

        The protection of this section shall be available to Bank regardless of any possible contention of invalidity or inapplicability of the relevant condition, Requirement of Law or interpretation thereof. In the event that NCP-Seven pays Bank the amount demanded and such amount or any part thereof is subsequently returned to Bank as a result of the final determination of the invalidity or inapplicability of the condition, Requirement of Law or interpretation, then Bank shall remit to NCP-Seven the amount paid by NCP-Seven which has actually been returned to Bank (together with any interest actually paid to Bank on such returned amount), less Bank's allocated Costs and Fees incurred in connection therewith or in connection with any Claim Arising Out Of same.


                                    ARTICLE 5
                       CONDITIONS TO LENDING, SECURITY AND
                                 OTHER COVENANTS

        Section 5.1 Conditions. The obligation of Bank to make any Loan is subject to fulfillment by NCP-Seven of all of the following conditions:

               (a) Bank shall have received on or before Closing the following, each addressed to Bank and dated on or as of Closing, in form and substance satisfactory to Bank:

                      (i) copies of (a) the current partnership agreement of NCP-Seven and Limited Partnership Certificate evidencing filing with the State of Washington, (b) a list of real property owned, used, leased or to be acquired in connection with the Robin Systems acquisition or such other Cable System to be acquired, or in connection with any part of the NCP System and legal descriptions for each such property; (c) a list and copy of Operating Rights which are material to the operation, maintenance, ownership or use of the NCP System, including without limitation a list and copy of Operating Rights which are material to the operation, maintenance, ownership or use of all Cable Systems to be acquired at or about Closing; (d) a list of all other Contractual Obligations of the NCP System which are material to the operation, maintenance, ownership or use of said system, identifying the name of the contract, date, contracting parties and the nature of the contract, including without limitation (and supplying the same identifying information) a list of all Contractual Obligations which are material to the operation, maintenance, ownership or use of all Cable Systems to be acquired at or about Closing; and (e) a copy of the Purchase Contract for all Cable Systems to be acquired at or about Closing. All lists and copies shall be certified by NCP- Seven to be true, correct and current and shall have been delivered to Bank's counsel at least two Business Days prior to Closing;

                      (ii) Executed originals in form and substance satisfactory to Bank of this Agreement and each Related Document and evidence satisfactory to Bank of their due adoption by NCP-Seven and/or all other parties and the incumbency of the persons signing same;

                      (iii) an opinion of independent counsel selected by NCP-Seven (subject to Bank's reasonable approval) in form and substance satisfactory to Bank covering such matters as Bank or its counsel may reasonably request, including but not limited to the matters addressed in Sections 0 through 0, 0(2), 0, 0, 0, 0 and 0, and opinions that (a) FNEJV Agreement is enforceable according to its terms; that no Requirement of Law or Contractual Obligation of Northland, FNEJV, any joint venturer of FNEJV, or NCP-Seven requires the further consent or agreement of FNEJV to this Agreement or any Related Document or to any matter now or hereafter Arising Out Of same; and that the Persons executing and delivering the FNEJV Agreement and the Resolution are each duly authorized and empowered to do so and that no consent, signature or approval of any other Person is required to make the FNEJV Agreement or the Resolution legally valid and binding on FNEJV and each joint venturer thereof; and (b) the security interests, assignments and deeds of trust reflected in the Agreement or Related Documents create a valid and perfected security interest or lien of Bank on the NCP System and federal law or FCC regulations prohibit NCP-Seven from assigning or granting further interests as security to Bank; an opinion from special counsel, after a review of Federal Communication Commission files, in the form (after updating and expansion to include the current NCP System and each community now served) set forth in the opinion of Arent, Fox, Kintner, Plotkin & Kahn dated September 13, 1996 rendered in connection with the debt renewed hereby, and including additional opinions that said counsel has no actual knowledge of any violation by any part of the NCP System of federal law or FCC regulations, except any violation that would not have a Material Adverse Effect, and has no knowledge after investigation of public records and due inquiry of any FCC or federal copyright office judgments, decrees, orders, investigations or proceedings issued or commenced against NCP-Seven, Northland, FNEJV or any FCC licenses relating to the NCP System. NCP-Seven hereby requests and instructs each of its foregoing counsel to issue said opinions;

                      (iv) the amounts specified to be paid on the Closing Date pursuant to Section 0, the letters from and to NCP-Seven's accountants specified in Section 0; establishment of the deposit accounts contemplated by Section 0, and proof of insurance required hereunder or under any Related Document;

                      (v) for acquisitions of Cable Systems other than that of the Robin Systems, a pro forma compliance certificate in form satisfactory to Bank showing that NCP-Seven will be in compliance with this Agreement immediately after such acquisition(s), after combining existing and acquired Cable System(s), taking into account historical results for the acquired Cable System(s) for the most recently completed quarter preceding Closing, adjusting the revenues and expenses of the acquired Cable System(s) to reflect operations as if owned by NCP-Seven for the period in question;

                      (vi) amendments of all Related Documents as necessary to reflect the fact that all Liens of Bank which previously existed in the sole name of Seafirst are now held by Seafirst as agent for itself and all other financial institutions constituting a "Bank," and that such Liens now secure the Obligations;

                      (vii) from Northland an executed Amendment to Subordination Agreement; and

                      (viii) such other documents, interpretations, instruments, approvals or opinions as Bank or its counsel may reasonably request; and

               (b) The representations and warranties contained herein and in each Related Document shall be correct, accurate and complete on and as of Closing as though made on and as of such date and no Event of Default and no condition or event which, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing on Closing and Bank shall have received a certificate signed by an authorized official of NCP-Seven, dated the date of Closing, to that effect.

        Section 5.2 Conditions Not Fulfilled. If the above conditions are not fulfilled or if the Commitment or any portion thereof is not borrowed (because of nonfulfillment of conditions or otherwise), neither Bank nor NCP-Seven shall be responsible to each other or any other Person for any Loss Arising Out Of same, except that NCP-Seven shall reimburse Bank for any Costs and Fees or Taxes incurred by Bank (other than any tax measured by the Bank's net or gross income). If any condition of this Agreement to Closing or for Advances for acquisition of any Cable System, including but not limited to the conditions contained in Sections and , is waived in whole or in part by the Bank in its sole discretion, such condition(s) shall be fully satisfied within 30 days of Closing or the Advance.

        Section 5.3 Security and Power of Attorney. As security for the prompt payment and performance of all Obligations, NCP-Seven hereby agrees to grant or has granted to Bank a first Lien in all collateral described herein or in the Deeds of Trust whether now or hereafter owned by NCP-Seven and whether located in Washington, Texas, Georgia or elsewhere (collectively, the "Collateral"). The Collateral shall include but not be limited to a Lien on all rights of NCP-Seven in all now or hereafter existing real and personal property of every nature whatsoever Arising Out Of the NCP System. Without limitation, the Collateral shall include:

               o a blanket security interest on all personal property assets, including but not limited to all Accounts;

               o deeds of trust on all real property owned in fee and on all interests of NCP-Seven as lessee of real property;

               o assignments of all interests of NCP-Seven as lessor or lessee of real or personal property;

               o assignments of all Operating Rights which may be assigned under applicable law (and, with respect to Operating Rights that may not be assigned, a list of such Operating Rights and the law prohibiting assignment);

               o assignment of the Programming Contract; and

               o once NCP-Seven has any rights in or acquires such property, all personal and real property Arising Out Of the Cable Systems acquired at or after Closing, if purchased using proceeds of Loans.

NCP-Seven agrees to execute and deliver to Bank, whenever requested, such security instruments as Bank deems necessary, in its sole discretion, for the creation, continuation and preservation of its Liens and to ensure the priority of each Lien on the Collateral. NCP-Seven hereby irrevocably appoints Bank as its attorney-in-fact, solely for the purpose of executing on NCP-Seven's behalf any financing statements or other security documents deemed necessary by Bank to carry out the purposes of this Section, which appointment shall be coupled with an interest and shall continue so long as this Agreement remains in effect or any Obligations remain outstanding, whichever is later.

        Section 5.4 Negative Pledge. Until payment in full of all Obligations, NCP-Seven shall not allow any Collateral to be transferred or encumbered, except as expressly authorized in Section or elsewhere in this Agreement or in any Related Document concerning the Collateral or to secure the Obligations.

        Section 5.5 Contractual Right of Setoff. Upon any Event of Default, NCP-Seven hereby grants to Bank a contractual right from time to time to setoff (and take from), whether now or hereafter existing, any and all deposits (general or special, time or demand, provisional or final) and any and all other property directly or indirectly owned by NCP-Seven (whether owned alone or with others) at any time in the possession (for any reason) of Bank or any of its affiliates, and apply the same to any Obligation (in such order and amounts as Bank may determine it its sole discretion). Notwithstanding the foregoing and with respect to amounts Bank determines to apply to Base Rate Loans and LIBOR Rate Loans, Bank acknowledges NCP-Seven's request that amounts first be applied to Base Rate Loans to avoid "breakage" expenses of LIBOR Rate Loans, and Bank agrees to make such application when such would not otherwise be adverse to the interests of Bank (all as determined by Bank). This contractual right of setoff shall be in addition to Bank's banker's lien and its common law rights of setoff, and may be exercised in Bank's discretion without notice or demand and without regard to concepts of maturity and mutuality. If exercise of this or Bank's setoff right causes any deposit to be withdrawn before any scheduled withdrawal date, NCP-Seven shall pay any early withdrawal or other penalty in addition to the Obligations.

        Section 5.6 Management of Interest Rate Risk. NCP-Seven acknowledges that the floating rates of interest that it has requested Bank to make available to NCP-Seven hereunder create an exposure of NCP-Seven to interest rate risk arising from changes in future interest rates and, consequently, an exposure to Bank of the occurrence of an Event of Default. As a separate covenant to induce Bank to make available the long-term nature of the credit extended hereunder and in lieu of a request by Bank for security in addition to the Collateral or other different terms for the Loans, NCP-Seven hereby agrees to execute and deliver to Bank such Interest Rate Risk Agreements as are necessary to achieve no later than 60 days after Closing fixed interest rates (through Interest Rate Risk Agreements) for the interest that will accrue on one-half the outstanding principal balance of Tranche A through the second anniversary of the date such fixing is accomplished, which Interest Rate Risk Agreements shall continue in full force and effect from the date of the Interest Rate Risk Agreement(s) through the second anniversary of the date such fixing is accomplished. NCP-Seven shall fully perform the Interest Rate Risk Agreement(s) and shall provide any deposits and pay all charges, fees and other sums as are required by the Interest Rate Risk Agreement in the amounts and at the times set forth therein. If an Interest Rate Risk Agreement is entered into with Seafirst or another Bank, all charges and fees and all other amounts due under such Interest Rate Risk Agreements shall be part of the Obligations and shall be secured by the Collateral.

        Section 5.7 Representations and Consents of Northland and NCP-Seven. Each of Northland and NCP-Seven hereby represents, warrants and agrees that (a) this Agreement and each Related Document are each enforceable according to their respective terms, and that each amendment thereto and any waivers thereof (if any) will be enforceable according to their terms, without any consent (except the consent contained in the Resolution and/or FNEJV Agreement) by FNEJV; (b) that all amounts of every nature due FNEJV under the Constituent Documents or any other agreement have been paid in full to FNEJV except for any distributions due upon liquidation of NCP-

Seven, that NCP-Seven has no other Contractual Obligation to pay any amount of money to FNEJV and that NCP-Seven shall not, without first having FNEJV execute a subordination agreement in substantially the form of the Subordination Agreement, incur any such Contractual Obligation or pay (with or without a Contractual Obligation) any amount of money to FNEJV until the Obligations have been paid in full; and (c) that FNEJV has to date fulfilled all of its duties under the Constituent Documents. The foregoing representations and warranties shall survive Closing and continue until all obligations have been paid in full.

        Each of NCP-Seven and Northland hereby consent to all terms of the FNEJV Power and Northland hereby accepts all powers and duties thereunder and agrees to keep FNEJV fully informed of all actions taken by Northland or any agent or sub-agent thereunder (but only to the extent of any duties of Northland or said agents or sub-agents to FNEJV).


                                    ARTICLE 6
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        The warranties, representations and covenants contained in this Agreement or in any Related Document shall be deemed to have been relied upon by Bank regardless of any investigation made by Bank or on its behalf and shall survive the Closing and continue until all Obligations have been paid in full. NCP-Seven hereby represents, warrants, covenants and agrees with Bank that:

        Section 6.1 Organization and Standing. NCP-Seven is a limited partnership duly organized and validly existing under the laws of the State of Washington and has the power to own its property and carry on its business as now being conducted and as proposed to be conducted with use of the Loan proceeds; is duly qualified and authorized to do business and is in good standing in every state, county, city or other jurisdiction in which the nature of its business and property makes such qualification necessary including but not limited to the State of Washington; the name "NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP" is the exact, true and current name of NCP-Seven; NCP-Seven has filed with the Washington Department of Licensing a Certificate of Trade Name for "Northland Cable Television," the only business or assumed trade names under which NCP-Seven has done, does or may do business and has made all similar filings required or advisable in Texas, Georgia and all other jurisdictions (if any) in which NCP-Seven does business, the addresses of all places of business of NCP-Seven are as set forth in Exhibit C; NCP- Seven has not changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office to a location outside Washington within five years and one month prior to the date hereof, except for its acquisitions of the assets of the NCP System (all of which were asset acquisitions) except as set forth in Exhibit D; and that NCP-Seven is in compliance with all Requirements of Law (unless noncompliance would not have a Material Adverse Effect).

        Section 6.2 Authorization. All action under the Constituent Documents of NCP-Seven and all action of all managing and other partners of NCP-Seven necessary for the authorization, execution, delivery and performance of this Agreement and each Related Document has been duly taken. NCP-Seven has full power and authority (under all Requirements of Law, Contractual Obligations, Constituent Documents and otherwise) to execute, deliver and perform this Agreement and each Related Document to which NCP-Seven is a party and to perform and observe their terms and conditions.

        Section 6.3 Enforceability. This Agreement and each of the Related Documents are legal, valid and binding agreements of NCP-Seven, each enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

        Section 6.4 Consents or Approvals. Except as set forth in Exhibit D, no consent, approval, permission, authorization, order or license of any Person with an ownership interest in NCP-Seven or with a Lien on any asset of NCP-Seven; or of any trustee, issuer or holder of any Debt or Contractual Obligation of NCP-Seven; or of any Governmental Body; is necessary or advisable in connection with the execution and delivery of this Agreement, the Related Documents or any transaction contemplated thereby, except as may have already been obtained and copies of which certified by NCP-Seven have been delivered to Bank on or prior to Closing.

        Section 6.5 No Violation. There is no Constituent Document or any Requirement of Law or any Contractual Obligation binding on NCP-Seven which would be contravened by the execution and delivery of this Agreement and the Related Documents or by the performance of any provision or condition thereof. The execution, delivery and performance of this Agreement and each Related Document, the consummation of the transactions contemplated therein, and compliance with the terms and conditions thereof do not conflict with or result in a breach of any of the provisions and conditions of any Constituent Document or Contractual Obligation of NCP-Seven or of any Requirement of Law or constitute a default thereunder or result in the creation or imposition of any Lien (except in favor of Bank) upon any of the assets of NCP-Seven pursuant to the terms of any such Constituent Document, Contractual Obligation or Requirement of Law. NCP-Seven is not now, and in the future NCP-Seven agrees there shall be no, default under any Constituent Document, Requirement of Law, Debt or under any Contractual Obligation with respect to which obligation the default would have a Material Adverse Effect.

        Section 6.6 Litigation. Other than as disclosed in Exhibit D or the financial statements referenced in Section 0, there is no pending or threatened Tax or Claim or other dispute of any nature whatsoever concerning, affecting or relating to NCP-Seven before or by any Governmental Body, which (a) could have a Material Adverse Effect; or (b) could result in a judgment or order against NCP-Seven (in excess of insurance coverage) for more than $300,000.00 in any one case or in the aggregate. NCP-Seven is not in default under any Requirement of Law that could result in any such Tax or Claim.

        Section 6.7 Financial Information; Taxes. The balance sheet of NCP-Seven as at December 31, 1996, and the related statements of operations and partners' capital of NCP-Seven for the fiscal year then ended, copies of which have been furnished to Bank, fairly present the financial condition of NCP-Seven as at such date and the results of operations of NCP-Seven for the period then ended, all in accordance with GAAP. NCP-Seven did not have on such date and does not now have any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements or except as disclosed in Exhibit D. Since that date and except as disclosed to Bank in writing, there has been no change that would have a Material Adverse Effect. The ratio of the Total Debt of NCP- Seven to its Annualized Cash Flow does not as of Closing, and shall not as of fiscal year ending December 31, 1997, exceed 5.75 to 1.

        Section 6.8 Title and Liens. (1) NCP-Seven is vested with good and marketable title to each of the properties and assets reflected in its balance sheet referred to in Section (except such as have been since sold or otherwise disposed of in the ordinary course of business), all of which are owned by NCP-Seven free and clear of Liens except (a) Liens to be discharged with proceeds of the Loans; (b) Liens which are shown on said balance sheet or on Schedule B to any policy of title insurance accepted by Bank in its discretion,
(c) property tax liens for Taxes not yet delinquent; (d) Liens disclosed on Exhibit D hereto; and (e) purchase money Liens taken in consideration of Debt incurred and permitted pursuant to Section (iii) and (iv) hereof; and (2) upon execution of all the following and the Assignments, and filing of the UCCs and recording of the Deeds of Trust in the places contemplated by those documents, Bank will have a first priority Lien on all Collateral enforceable as security for the Obligations and no other Person will have any Lien in the Collateral except as otherwise provided in this Agreement. Notwithstanding the foregoing, Bank acknowledges that real estate collateral instruments covering real property in the State of Georgia shall not be recorded unless either (A) it is determined to Bank's satisfaction that Georgia's intangibles tax does not attach to such recording, or is calculated solely on the market value of the property affected, or (B) an Event of Default shall occur.

        Section 6.9 Business Authorizations. NCP-Seven possesses all patents, patent rights and licenses, trademarks, trademark rights, tradenames and tradename rights and copyrights required to conduct its business as now conducted without conflict with the rights or privileges of any Person.

        Section 6.10 Taxes. NCP-Seven has filed and shall continue to file all Tax returns that are required to be filed (except for extensions applied for and disclosed to Bank), has paid and provided for all Taxes which are due and payable or for which provision should be made (other than Taxes the amount of which is currently being contested in good faith and by appropriate proceedings and with respect to which reserves to which Bank has Consented have been provided on the books of NCP-Seven). No Tax Liens have been filed and, to the knowledge of NCP-Seven, no Claims are being asserted with respect to any Taxes.

        Section 6.11 Investment Company Act. NCP-Seven is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any Requirement of Law which regulates the incurring by NCP-Seven of indebtedness for borrowed money, including without limitation, Requirements of Law relative to common or contract carriers or for the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

        Section 6.12 Federal Reserve Board ("FRB") Regulations. NCP-Seven is not engaged and shall not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of the Loans shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or would be inconsistent with, the provisions of the regulations of the Federal Reserve Board. If requested by Bank, NCP-Seven will furnish to Bank a statement in conformity with the requirements of federal Regulation U to the foregoing effect. Further, NCP-Seven is and shall remain in compliance with FRB Regulation B (12 CFR Part 202) in connection with any credit extended now or hereafter by NCP-Seven.

        Section 6.13 Drug Free Workplace Act. If any portion of NCP-Seven's gross income, now or hereafter, directly or indirectly stems from any contract of $25,000 or more for the procurement of property or services awarded by a "Federal agency," as defined in the federal Drug-Free Workplace Act of 1988 ("Act"), NCP-Seven (or any part thereof which is a "contractor" within the meaning of the Act) has not made and shall not make any false certification to said agency, has not violated nor shall not violate such certification in any manner, and has complied and shall at all times fully comply with said Act.

        Section 6.14 Compliance with ERISA. NCP-Seven is in substantial compliance with ERISA and the Code as to each Plan.

        As to each Plan maintained by NCP-Seven:

               (a) Such Plan has been maintained in substantial compliance with all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, applicable to such Plan;

               (b) No "reportable event," as such term is used in Section 4043 of ERISA, or "prohibited transaction," as such term is used in Section 406 of ERISA or Section 4975 of the Code, or "accumulated funding deficiency," as such term is used in Section 412 or Section 4971 of the Code (whether or not such accumulated funding deficiency has been waived), has heretofore occurred with respect thereto;

               (c) Each such Plan designed to be a qualified plan since its adoption and to date qualifies and has qualified under Section 401(a) of the Code, and each trust, if any, established under each such Plan is exempt from taxation pursuant to Section 501(a) of the Code;

               (d) Each such Plan has been administered and enforced substantially in accordance with its terms, no dispute is pending or threatened with respect thereto, and substantially all contributions due from employees thereunder, if any, have been made; and

               (e) No condition exists that could constitute grounds for termination of any such Plan.

        NCP-Seven has not incurred any material liability under Title IV of ERISA (which remains unsatisfied as of the date hereof) arising in connection with the complete or partial termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA; and no condition exists or event has occurred which would be reasonably likely to result in the imposition of any such liability upon NCP-Seven nor has NCP-Seven been notified that any such Plan is in reorganization or is insolvent within the meaning of sections 4241 and 4245 of ERISA, respectively.

        For purposes of this Section and as referenced in Sections , and , the term "NCP-Seven" shall include NCP-Seven and any corporation, partnership, sole proprietorship or other entity if NCP-Seven and such other entity or entities are (i) corporations which are members of a controlled group of corporations as defined in Section 414(b) of the Code, (ii) trades or businesses (whether or not incorporated) which are under common control as defined in Section 414(c) of the Code, (iii) members of an affiliated service group as defined in Section 414(m) or 414(o) of the Code, or (iv) any combination of the foregoing.

        Section 6.15 No Commissions. NCP-Seven has not made any agreement or taken any action, other than pursuant to the Fee Letter, that may have caused any Person to become entitled to a commission or finder's fee as a result of or in connection with any Loan and in connection therewith, NCP-Seven agrees to indemnify Bank and hold Bank harmless from any and all Losses Arising Out Of any Claims by Persons relating to any such commission or fee.

        Section 6.16 Information Correct and Complete. No information, exhibit, or report furnished by NCP-Seven to Bank or to any other Person in connection with this Agreement or any of the Related Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not misleading. NCP-Seven has disclosed to Bank all information about NCP-Seven which would be of material interest to a reasonably prudent lender. There is no presently known fact (other than facts relating to the cable television industry generally as opposed to such facts applied to NCP-Seven in particular) which could have a Material Adverse Effect that has not been disclosed to Bank in writing.

        Section 6.17 Operating Rights. NCP-Seven, by assignment, ownership or otherwise, possesses or has the right to use, or will so possess and have within two Business Days of Closing, all Operating Rights necessary, used or useful for the ownership, maintenance and operation of the NCP System, each of which Operating Rights, the lack of which would have a Material Adverse Effect, is in full force and effect. Each Operating Right, the lack of which would have a Material Adverse Effect, is accurately listed in Exhibit L. That listing specifies the title, date, parties and nature of each Operating Right and true and correct copies of each listed Operating Right have been delivered to the Bank.

        Section 6.18 Compliance With Other Laws. NCP-Seven is in compliance with all Requirements of Law with respect to which any noncompliance could have a Material Adverse Effect. Without limiting the foregoing, NCP-Seven specifically represents and warrants that it complies with all Requirements of Law enforced or promulgated by the Federal Communications Commission ("FCC") (with respect to which any noncompliance would have a Material Adverse Effect) and has had validly issued to it all FCC licenses, authorizations and consents necessary to own and operate the NCP System, has filed all required reports with the FCC, has maintained its FCC required public file in accordance with FCC rules and has validly registered with the FCC each of the communities served by the NCP System with the FCC. A full and complete list of such communities and their respective FCC community code numbers is set forth in Exhibit D. Without limiting the foregoing, NCP-Seven further represents and warrants that it is currently in compliance with its obligations in connection with FCC rules and regulations regarding the cumulative leakage index ("CLI") standards and maintains adequate CLI monitoring equipment, maintains appropriate records, promptly corrects any radiation leakage and makes all other repairs discovered in connection therewith or related thereto, and has paid all fines or other amounts due Arising Out Of any previous failure to comply with such rules or standards.

        NCP-Seven further represents and warrants that all towers and appurtenances thereto owned or leased by NCP-Seven comply with Federal Aviation airspace regulations, and that it has filed all statements of account and paid all copyright fees required by federal law or regulation or necessary to hold and maintain a compulsory license for the carriage of the signals of broadcast television and AM and FM radio stations carried by or relevant to the operation of any and all parts of the NCP System.


                                    ARTICLE 7
                                FURTHER COVENANTS

        Until all Obligations are paid in full, NCP-Seven hereby covenants and agrees that unless Bank otherwise Consents, NCP-Seven shall:

        Section 7.1 Use of Proceeds (Loan Purpose). Take all steps necessary to cause the Loan proceeds to be used solely for the purpose of (a) renew the Existing Bank Debt and pay fees and costs associated therewith; (b) the acquisition of the Robin Systems and other Cable Systems, and (c) Capital Expenditures for the NCP System, and no other purpose.

        Section 7.2 Additional Acts. Upon demand by Bank, execute and deliver all instruments and documents (including but not limited to Uniform Commercial Code continuation statements) and perform all such other acts as Bank may reasonably request to carry out the transactions and establish or preserve the lien status and priority contemplated by this Agreement or any Related

Document. NCP-Seven shall also use its best efforts to obtain and then shall furnish to Bank upon demand all approvals of Governmental Bodies or other Persons as may be required in the future from time to time for NCP-Seven to conduct its business or to perform its obligations under this Agreement and any Related Document.

        Section 7.3 Financial Statements and Reports. With each of the statements submitted pursuant to (a) and (b) below, deliver to Bank a report (current as of the date of the other materials submitted) containing: the number of subscribers in the NCP System (detailed per cable system in a manner reasonably requested by Bank); a breakdown of the subscriptions into subscriptions for basic services regulated under 47 U.S.C. Section 543 and other services offered in connection therewith ("Basic Package") and those for greater revenue producing services ("Premium Services"); the number (reasonably approximated in accordance with industry standards) of homes or apartments passed by the system; and, on an annual basis (delivered with the statements delivered under (c) below), a description of all differences between the internal projected budget for the year in question and the actual expenditures for such year.

        NCP-Seven shall also deliver to Bank in form and detail reasonably satisfactory to Bank the following which, if NCP-Seven now or hereafter has subsidiaries, shall be prepared on a consolidated basis:

               (a) Quarterly. As soon as reasonably possible and in any event within 45 days after the close of each calendar quarter, NCP-Seven's internally prepared (1) balance sheet as of the end of such period, and (2) statements of operations and partners' capital for such period and for the portion of the fiscal year ended with such period, all in reasonable detail and subject to year-end audit adjustments. Upon reasonable request, NCP-Seven shall also supply to Bank the foregoing for any month during the term of this Agreement;

               (b) Annually. As soon as reasonably possible and in any event within 90 days after the close of each fiscal year of NCP-Seven, the consolidated (1) balance sheet of NCP-Seven as at the end of such fiscal year setting forth in comparative form the corresponding figures as at the end of the preceding fiscal year, and (2) statements of operations and partners' capital and statements of cash flows for such fiscal year of NCP-Seven setting forth in comparative form the corresponding figures for the previous fiscal year, prepared in conformity with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year.

        Such balance sheet and income statements shall be accompanied by an unqualified report and opinion of independent public accountants of recognized standing approved by Bank, which report and opinion shall be in accordance with generally accepted auditing standards relating to reporting or, if qualified, the opinion shall not be qualified due to any limitation in scope of the examination or due to any departure from any GAAP, and shall be accompanied by a statement of such accountants that, in making the audit necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Event of Default under Article or under any other evidence of indebtedness or of any event which, with notice or lapse of time, or both, would constitute an Event of Default under Article or under any other evidence of indebtedness or, if in the opinion of such accountants any such Event of Default or other event shall exist, shall include a statement as to the nature and status thereof;

               (c) Certificates. As soon as reasonably possible, and in any event within 45 days after the close of each of the first three fiscal quarters in the case of (1) and (3) below and within 90 days after the close of each fiscal year in the case of (2) and (3) below, submit (1) a quarterly certificate executed by the President, chief financial officer, the Treasurer, or any financial vice president of Northland ("Certifying Officer") certifying compliance by NCP-Seven with the requirements of Section on each Determination Date, stating whether any noncompliance occurred on another day during the period in question and containing the calculations used to document compliance with Section ; (2) an annual certificate executed by the Certifying Officer certifying compliance with Section for the year in question and containing the calculations used to document compliance therewith (including without limitation compliance with the Excess Cash Flow covenant); and (3) a statement of the Certifying Officer that such officer has no knowledge of any Event of Default under Article or of any event which, with notice or lapse of time, or both, would constitute an Event of Default under Article , or if in the opinion of the Certifying Officer any such Event of Default or other event shall exist, shall include a statement as to the nature and status thereof. Each such certificate shall be accompanied by an attached schedule in the form attached as Exhibit M setting forth in reasonable detail the computations necessary to ascertain compliance;

               (d) Governmental Filings. Copies of all reports or other materials delivered or required to be delivered from time to time by NCP-Seven to the limited partners pursuant to the Constituent Documents or filed by or with respect to NCP-Seven with any Governmental Body. To the extent the foregoing are delivered or filed in the ordinary course of business, NCP-Seven shall supply the Bank's copies of FCC filings only upon request by Bank, and of other filings only on a quarterly basis; for any item filed or delivered other than in the ordinary course, such shall be delivered to Bank at the same times as delivered or filed (or required to be delivered or filed) to the limited partners or Governmental Body; and

               (e) Other Reports. Such other statements, list of property and accounts, budgets, forecasts or reports regarding NCP-Seven that Bank may reasonably request.

        Section 7.4 Reliance on Accountants. Obtain from its accountants a letter acknowledging that use of the 1996 audit report may be extended to Bank in connection with its decision to enter into this Agreement and make the Loans, and deliver to its accountants (with a copy to Bank) a letter advising them that
(a) Bank will rely on the future audited financial statements in making, extending and modifying the Loans; and (b) that the accountants shall name Bank in the audit engagement contract as an intended beneficiary of each audit relating to any of the statements referenced in Section and, even if not so named, performance of the audit by the accountants shall constitute the accountants' agreement that Bank shall be an intended beneficiary. NCP-Seven also agrees to provide written notice to Bank of any change in the identity of NCP-Seven's accountants within 10 days of such change;

        Section 7.5 Notices. Promptly give written notice to Bank of the occurrence of, and the occurrence of any material development in, any (a) Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default; (b) any Tax or Claim or other dispute of any nature whatsoever concerning, or any change in any Requirement of Law, affecting or relating to NCP-Seven before or by any Governmental Body, which (i) could have a Material Adverse Effect; or (ii) could result in a judgment or order against NCP-Seven (in excess of insurance coverage) for more than $150,000.00 in any one case or $500,000.00 in the aggregate; and (c) any labor controversy which has resulted in or which threatens to result in a strike which could have a Material Adverse Effect.

        Section 7.6 Compliance with Laws. Conduct its operations in compliance with all now or hereafter existing Requirements of Law including but not limited to laws and regulations referenced in Section hereof and ERISA (for purposes of ERISA compliance, "its operations" shall include all operations of "NCP-Seven" as defined in Section of this Agreement), FLSA, Tax and withholding laws, environmental laws and laws concerning hazardous, dangerous or other wastes (including but not limited to the laws listed in the definition of "Claims"), land use and zoning, energy and industrial facilities siting, and occupational health and safety laws.

        Section 7.7 Financial Covenants. Maintain, at all times until Bank's obligation to make Advances has terminated and until all Obligations are paid in full, the following on a consolidated basis and also comply with the following:

               (a) Total Debt/Annualized Cash Flow. The ratio of the Total Debt of NCP-Seven to its Annualized Cash Flow shall not exceed the ratio indicated below as of Closing and for the corresponding fiscal quarters indicated below:

--------------------------------------------------------------------------------------------------------
Measured as of                                       Total Debt to Annualized Cash Flow Ratio
--------------------------------------------------------------------------------------------------------
Closing through September 30, 1998                   5.75 to 1
--------------------------------------------------------------------------------------------------------
December 31, 1998 through September 30, 1999         5.50 to 1
--------------------------------------------------------------------------------------------------------
December 31, 1999 through September 30, 2000         5.00 to 1
--------------------------------------------------------------------------------------------------------
December 31, 2000 through September 30, 2001         4.50 to 1
--------------------------------------------------------------------------------------------------------
December 31, 2001 and thereafter                     4.00 to 1
--------------------------------------------------------------------------------------------------------

               (b) Annualized Cash Flow to Proforma Debt Service. The ratio of NCP-Seven's Annualized Cash Flow to Proforma Debt Service shall equal or exceed
1.20 to 1;

               (c) Interest Coverage Ratio. The ratio of (i) the Cash Flow of NCP-Seven to (ii) the interest expense on Total Debt of NCP-Seven shall be at least 1.75 to 1 through quarter ending September 30, 1999, and at least 2.00 to 1 for all quarters thereafter, all calculated for the most recently ended fiscal quarter.

               (d) Fixed Charge Coverage Ratio. The ratio of:

                      (i) the Cash Flow of NCP-Seven for each fiscal year, plus cash in excess of $500,000 on hand as of January 1 of such fiscal year, plus availability (if any) under Tranche B as of January 1 of such fiscal year; to

                      (ii) Fixed Charges for such fiscal year;

shall be at least 1.00 to 1, all calculated for the most recently ended fiscal year, beginning year ending December 31, 1998.

               (e) Investments and Capital Expenditures. Except for the acquisition of the Robin Systems and the other Cable Systems to be acquired using Tranche B, not make any (i) loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person; (ii) investment outside the ordinary course of business except investments in certificates of deposit maturing within one year from the date of acquisition from any one or more of the top 100 commercial banks in the United States, in prime commercial paper with maturities of less than one year, or in obligations issued or guaranteed by any Governmental Body of the United States; and (iii) any expenditures for fixed assets or other Capital Expenditures which exceed the following amounts in the following years:

------------------------------------------------------------------
         Year          Amount
------------------------------------------------------------------
         1997          $1,750,000
------------------------------------------------------------------
         1998          $3,000,000
------------------------------------------------------------------
         1999          $3,000,000
------------------------------------------------------------------
         2000          $2,250,000
------------------------------------------------------------------
         2001          $2,250,000
------------------------------------------------------------------
         2002          $2,500,000
------------------------------------------------------------------
         2003          $2,500,000
------------------------------------------------------------------

------------------------------------------------------------------
         Year          Amount
------------------------------------------------------------------
------------------------------------------------------------------
         2003          $2,500,000
------------------------------------------------------------------
         2004          $2,500,000
------------------------------------------------------------------
         2005          $2,500,000
------------------------------------------------------------------
         2006          $2,500,000
------------------------------------------------------------------

The foregoing amounts may not be carried forward into another year without the Consent of Bank, except that if the amount of an expenditure is budgeted or otherwise planned to be made in a given year but, because of weather or other reasonably unavoidable developments, is not spent until the first quarter of the next year, up to $200,000.00 of such amount may be carried forward into said first quarter but no other quarter.

               (f) Distributions and Capital Structure Etc. Not declare or pay, or set apart any funds for the payment of any dividends or distributions to any partner (or former partner) or for any purpose whatsoever. Without the prior Consent of Bank, NCP-Seven also shall not issue, redeem, retire, purchase or otherwise acquire for value any partnership interests of or effect any change in the structure of NCP-Seven;

               (g) Contingent Obligations. Not create or incur Contingent Obligations except as disclosed pursuant to Section and except as required in the ordinary course of business of the NCP System by issuers of Operating Rights;

               (h) Debt. Not create, incur, commit or become liable for any Debt except (i) any Loan or other Debt to Bank; (ii) existing Debt reflected on the balance sheet referenced in Section or to which Bank Consents; (iii) unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings; (iv) so long as there is no Default, new Debt for the deferred purchase price or capital lease of real or personal property used in NCP-Seven's business, but not exceeding the aggregate sum of $500,000.00 at any time; and (v) so long as there is no Default, obligations incurred to obtain surety bonds necessary in the ordinary course of its business up to an aggregate limit of $500,000.00 outstanding at any time; and

               (i) Guaranties, Etc. Not assume, guaranty, endorse or otherwise become directly or contingently liable or surety for, or obligated to purchase, pay or provide funds for payment of, any Debt of any other Person, except (i) guarantees and Contingent Liabilities in favor of Bank; (ii) endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business; and (iii) performance guarantees or indemnities entered into in the ordinary course of business.

        Section 7.8 Maintenance and Inspection of Records. Maintain adequate and complete records of the Collateral and adequate and complete records and books of account in accordance with GAAP, which books shall reflect all financial transactions of NCP-Seven. At the Bank's expense, NCP-Seven shall also permit any of Bank's representatives to visit and inspect any of the properties of NCP-Seven, to examine the Collateral and all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the officers of Northland and the general partners of FNEJV, employees and independent public accountants of NCP-Seven and/or Northland and/or FNEJV (and by this provision Northland, FNEJV and NCP-Seven authorize said accountants to discuss the finances and affairs of NCP-Seven with Bank or its accountants or other agents) all at such reasonable times and as often as may be reasonably requested. Upon reasonable notice, Bank may also conduct a periodic audit of NCP-Seven at Bank's expense. The foregoing includes without limitation the right of Bank to inspect and obtain the records and information required to be maintained or made available by NCP- Seven pursuant to RCW Section 25.10.050 and RCW Section 25.10.210.

        Section 7.9 Employee Benefit Programs. Conduct its operations so that the representations, warranties and covenants in Section 0 with respect to any Plan continue to be true during the term of this Agreement. For purposes of this
Section 0, "its operations" shall include all operations of "NCP-Seven" as defined in Section 0.

        Section 7.10 Indemnification. Indemnify and hold harmless Bank from and against any and all Claims (whether known or unknown) and Losses now or hereafter Arising Out Of (a) any inaccuracy when made of any representation or warranty by NCP-Seven or Northland contained in this Agreement or any Related Document, (b) the execution, delivery, performance, breach, enforcement (including affirmative suits and the defense of any Claim or liability whatsoever), collection, administration, and any amendment of this Agreement or of any Related Document;
(c) any noncompliance by NCP-Seven with Section 0 regarding hazardous and other wastes; and (d) and noncompliance by NCP-Seven with any Requirement of Law, including but not limited to laws concerning securities and forfeiture; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify Bank against any and all risks Arising Out Of (a) through (d) above or otherwise involved in making, maintaining and enforcing the Loans and realizing upon the Collateral, all of which risks are hereby assumed by NCP-Seven, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body ("Government Acts"). Notwithstanding the foregoing, NCP-Seven shall not be required to indemnify Bank (1) for any Claims or Losses directly and actually caused by the willful misconduct of Bank or by its gross negligence as to Claims and Losses which could have been prevented but for such gross negligence or (2) for any Claims by one Bank against another, not attributable to actions or inactions of NCP-Seven or Northland. Nothing in this section is intended to limit or shall limit any obligation of NCP-Seven to Bank, including but not limited to the repayment obligations of NCP-Seven contained in
Article 0.

        Within 5 days of demand by Bank, NCP-Seven shall reimburse Bank for Costs and Fees incurred in connection with investigating or defending against any of the foregoing. If any Claim Arising Out Of any of the foregoing is brought against Bank, NCP-Seven, to the extent determined by Bank as necessary or advisable in order to protect Bank's rights hereunder, shall resist and defend such Claim or cause the same to be resisted and defended by counsel designated by NCP- Seven (which counsel shall be satisfactory to Bank). The obligations of NCP-Seven under this section shall survive payment in full of NCP-Seven's obligations under this Agreement and the Related Documents, but the obligations of NCP-Seven under this section shall terminate as to any Claims the prosecution of which are not commenced within one year of such payment in full (or if the stay of a bankruptcy proceeding intervenes to prevent the prosecution of such Claim, then within the later of one year after payment in full or six months after the lifting of such stay).

        Section 7.11 Preservation of Existence and Property; Sale of Assets. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign corporation (or other Person) in each jurisdiction where the failure to so qualify could have a Material Adverse Effect. NCP-Seven shall take all reasonable action to maintain all rights, privileges and franchises necessary or desirable to the normal conduct of its business, and shall comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect. NCP-Seven shall not dissolve, terminate or substantially alter its existence of current business nor engage in any activity that is not in either the ordinary course of NCP-Seven's current business or the ordinary scope of business engaged in by other cable operators.

        NCP-Seven shall also cause its business to be carried on and conducted in the ordinary course and cause the Collateral to be maintained, preserved and kept in accordance with Requirements of Law and in good repair, working order and condition (except for ordinary wear and tear) and cause all needful and proper repairs, renewals and replacements thereof to be made. Without the Consent of Bank, NCP-Seven shall not sell, lease or otherwise dispose of ("Disposition") a significant portion (in the reasonable opinion of Bank) of its property and assets and/or Collateral until payment in full of all Obligations, except that nothing in this section shall prevent NCP-Seven from selling, leasing, abandoning or otherwise disposing of any property to a Person other than Northland, FNEJV or any of their affiliates (a) in accordance with any Lien in favor of Bank if such be expressly allowed by said Lien, or (b) if such property is not a substantial portion of the assets of NCP-Seven and if such property is no longer of use in the business of NCP-Seven and such sale, abandonment or other disposition is in the ordinary course of business, is in the best interests of NCP-Seven and will not materially adversely effect Bank. Any Consent of Bank given in connection with the preceding sentence shall not be unreasonably withheld or delayed. Without limiting the circumstances in which Consent to a Disposition may be reasonably withheld, NCP-Seven agrees it shall automatically be deemed reasonable for Bank to withhold its Consent (in its sole discretion) if (a) all proceeds of or payment for the Disposition are not remitted to Bank as a condition to the Disposition; or (b) Bank reasonably believes the Disposition might impair the value of Bank's Collateral (given, for example, a comparison of (a) the sum of the proposed Disposition proceeds and the identity, nature and value of the remaining Collateral with (b) the Bank's Collateral before the proposed Disposition) or NCP-Seven's financial condition or ability timely to pay and perform all of the Obligations.

        With respect to any Contractual Obligations contracted by Northland for the direct or indirect benefit of NCP-Seven in common or shared with other partnerships or Persons managed, owned (in full or in part) or operated by Northland ("Affiliates"), and with respect to any other Contractual obligations, services, property or equipment of every nature whatsoever supplied, shared or in any way related to any Affiliate, Northland hereby agrees to use its best commercially reasonable efforts to continue to supply all of the foregoing to NCP-Seven or to Bank, and to cause any Affiliate controlled by Northland (and to use its best efforts to cause any other Affiliate), to continue to supply all of the foregoing to NCP-Seven or to Bank after any default, all on the same terms and conditions as the foregoing was supplied to NCP-Seven before the default. Northland further agrees not to resign as Managing General Partner and, so long as it may legally do so, to continue to serve as Managing General Partner of NCP-Seven under the terms and conditions set forth in the Constituent Documents as they exist on the date hereof, upon request of Bank made after any default.

        Section 7.12 No Mergers; Change of Control Etc. Not, without the Consent of Bank, merge, consolidate, reorganize, liquidate, dissolve, enter into or form a new partnership or joint venture or other combination, or otherwise dispose of, terminate or change the partnership structure of NCP-Seven. Any change in control of NCP-Seven shall constitute an Event of Default. "Change in control" shall mean any event or action whatsoever that causes: (a) FNEJV to revoke or attempt to revoke or in any manner impair the enforceability of Section 0 hereof or the FNEJV Agreement or the Resolution, or (b) Northland to cease being the sole Managing General Partner (as defined in the partnership agreement dated 9/30/87 of NCP-Seven which is part of the Constituent Documents) of NCP-Seven,
(c) the addition of another general partner of NCP-Seven which partner purports to have any right or power now held in any manner by Northland or FNEJV; or (d) or constitutes any sale, disposition or other transfer of any nature by Northland of its ownership interest in NCP-Seven. Each of NCP-Seven and Northland acknowledge that Bank shall be a third party beneficiary of the promises made by Northland and/or FNEJV in the Constituent Documents and in all management agreements between Northland or FNEJV and NCP-Seven, including but not limited to the agreements referenced in the Subordination Agreement.

        Section 7.13 Payment of Claims. Promptly pay or otherwise satisfy and discharge all Debt, Contractual Obligations and Claims against it as and when the same become due and payable, other than any thereof whose validity, amount or collectability is being contested in good faith and for which reserves to which Bank has Consented have been set aside.

        Section 7.14 Insurance. Maintain for itself such insurance against loss or damage to its tangible property of the kinds customarily insured against by Persons similarly situated, with reputable companies or with the United States government or any agency or instrumentality thereof, in such amounts and by such methods as shall be adequate or by a reasonably prudent amount of self-insurance, and will at all times maintain or cause to be maintained in full force and effect, with reputable companies and in such amounts and by such methods as shall be adequate, public liability insurance against loss or damage to it for bodily injury or death in or about any premises occupied by it, and liability insurance against loss or damage to it for bodily injury or death or injury to property occurring by reason of the operation by it of any motor vehicle or other equipment. To the extent the foregoing insurance is not also required by any security agreement of which Bank is a beneficiary, the requirements of this section shall be in addition to those of such security agreement.

        Upon demand from time to time, NCP-Seven shall furnish to Bank certificates of insurance or (at NCP-Seven's option) duplicate policies evidencing such coverage together with evidence to the satisfaction of Bank that Bank is shown as loss payee to the extent of its insurable interest.

        Section 7.15 Amendments. Not modify, supplement or amend the Constituent Documents (except for ministerial changes and except to add or eliminate a limited partner) in any respect whatsoever, and not accept the benefit of any waiver of any provision or condition of the foregoing, without the Consent of Bank.

        Section 7.16 No Liens. Not create, assume or suffer to exist (excluding Liens listed on Exhibit D hereto or permitted under Section 0) any Lien (including the lien of an attachment, judgment or execution) or security interest in any of its property, real or personal, whether now owned or hereafter acquired, except:

               (a) Liens or charges for current Taxes which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which reserves Consented by Bank have been established;

               (b) Deposits or pledges securing (1) statutory obligations; (2) surety or appeal bonds; (3) bonds for release of attachment, stay of execution or injunction; or (4) performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, incurred and maintained in the ordinary course of NCP-Seven's business;

               (c) Easements, rights of way, covenants, restrictions and other encumbrances affecting NCP-Seven's property, whether or not currently existing, to which Bank Consents and which (1) do not directly or indirectly constitute a Lien securing an obligation for the payment of money and (2) have no Material Adverse Effect;

               (d) Minor irregularities in the title to any such property which have no Material Adverse Effect and to which Bank Consents; and

               (e) other Liens securing Debt which does not exceed $500,000 in the aggregate outstanding.

        Section 7.17 Hazardous or Dangerous Wastes. Not use, generate, manufacture, produce, store, release, discharge, dispose of or transport any Hazardous Substance or allow any other person or entity to do so, except as allowed by and in full compliance with all applicable laws and regulations.

        Section 7.18 Maintenance of Deposit Accounts. Maintain all deposit accounts for business operations with Bank and shall retain Bank (commencing at Closing and continuing until payment in full of the Obligations) to provide all other depository, discount and trust services provided to NCP- Seven from time to time by third parties, other than escrow services as required under the Purchase Contracts. The foregoing shall not apply to deposit accounts maintained in the locale of the systems within the NCP System for the initial and temporary deposit (before transfer to a Bank deposit account) of subscriber payments.


                                    ARTICLE 8
                                EVENTS OF DEFAULT

        Section 8.1 Events of Default. Without regard to previous knowledge or any forbearance of Bank, the following shall be defaults under this Agreement and the terms "Event of Default," "default" or "Default" shall mean any one or more of the following events:

               (a) Payment Default. NCP-Seven shall fail to pay or cause to be paid within three days of when due any portion of any Obligation; or

               (b) Security Exposure. Any Lien(s) of Bank in any material portion of the Collateral shall, for any reason, be impaired or cease to exist as valid and binding first priority Liens; any portion of the Collateral shall be materially adversely affected (as determined by Bank) by any uninsured Loss or theft or become the subject of or affected by any condemnation, forfeiture, seizure or similar Claim; or any guarantor of any part of the Obligations shall attempt to withdraw the guaranty or maintain it has been discharged or impaired; or

               (c) Breach of Other Covenants of Failure of any Condition. NCP-Seven shall fail to perform, keep or observe any provision (not involving a payment obligation) or condition, contained in this Agreement and any such failure shall remain unremedied for 10 days after written notification thereof shall have been given to NCP-Seven by Bank; notwithstanding the preceding clause, if the Default is of a nature that is not susceptible to cure within 10 days and if NCP-Seven commences to cure the Default within said period, NCP-Seven shall not be deemed to be in Default if it diligently prosecutes said cure thereafter to completion and, notwithstanding such diligence, cures said Default by the 30th day after the date of said notice; or

               (d) Breach of Representation or Warranty. Any representation or warranty made by NCP-Seven (or any of its representatives) under or in connection with this Agreement or any Related Document shall prove to have been untrue or misleading when made or becomes untrue in any material respect and, unless such breach constitutes a violation of law, Bank is materially adversely affected (as determined by Bank) thereby; or

               (e) Cross Defaults (Payment and Other). NCP-Seven shall default in a principal amount of $250,000 or more in the payment of any Debt of NCP-Seven to any Person, including but not limited to default under other agreements with Bank. NCP-Seven shall be in any default under any Related Document or in any material default under any agreement with any Person, except that the defaults in this sentence shall not be an Event of Default hereunder until expiration of, without cure, any period for cure contained in the Related Document; or

               (f) ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any Plan Year or a waiver of such standard is sought or granted under Section 412(d) of the Code; a Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under Title IV of ERISA; or NCP-Seven (for purposes of this paragraph, "NCP-Seven" shall have the meaning set forth in Section 0 of this Agreement) has incurred or is likely to incur a liability to or on account of a Plan in connection with the complete or partial termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA, which liability or material risk of liability, in the opinion of Bank, will have a Material Adverse Effect; or

               (g) Bankruptcy, etc. NCP-Seven shall consolidate, dissolve or liquidate or take an equivalent action or an involuntary petition shall have been filed under any federal or state bankruptcy, reorganization, insolvency, moratorium or similar statute against NCP-Seven, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official shall be appointed to take possession, custody or control of the property of NCP-Seven, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment; or NCP-Seven shall become insolvent or admit in writing its inability to pay its debts as they mature, or shall file any petition or action for relief relating to any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or NCP-Seven shall make an assignment for the benefit of creditors or enter into an agreement of composition with its creditors; or NCP-Seven shall fail generally to pay its debts as they become due; or NCP-Seven shall fail to promptly have discharged any judgment, execution, garnishment or attachment of such consequence as could impair the ability of NCP-Seven to carry on its operations as presently conducted or to fulfill its obligations under this Agreement or the Related Documents; or

               (h) Change in Control or Authority. The occurrence of a change in control as defined in Section ; or if any material (in the opinion of Bank) permit, license or other authority of any nature from any Governmental Body now or hereafter required in connection with the conduct of NCP-Seven's business or its performance hereunder or under any Related Document shall not be obtained or shall be revoked, withdrawn or withheld or otherwise fail to remain in full force and effect; or

               (i) Judgments. A judgment or order (not fully covered by insurance) for the payment of money in excess of $400,000 or its equivalent in another currency is entered against NCP-Seven or any of its assets, and such judgment is not appealed and stayed within 10 days of entry or imposition thereof; or Bank reasonably deems itself insecure.

        Section 8.2 Acceleration and Remedies. Upon any Event of Default Bank may terminate the Commitment and any other obligation hereunder or under any Related Document. With respect to any Event of Default, (i) in any such event described in Section 0, all Obligations shall automatically be due and payable without notice or demand or any action whatsoever by Bank; and (ii) in all other Events of Default Bank may, upon notice (of any nature allowed by law) to NCP-Seven, declare all Obligations (or any part thereof), to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by NCP-Seven.

        In addition, upon any Event of Default, Bank may without prior notice or demand, exercise any and all rights available to it under this Agreement or any Related Document, in equity or by applicable law, including but not limited to (at the sole option of Bank), all actions that could be taken by a secured party under the Washington, Georgia or Texas Uniform Commercial Codes (even if all would not apply but for this contract). No action taken by Bank shall be deemed to be an election of remedies by Bank, it being the intent of the parties that Bank shall be entitled repeatedly to exercise all remedies separately or concurrently and in any manner allowed by law.

                                    ARTICLE 9
                                  MISCELLANEOUS

        Section 9.1 Notices, Etc. Except as otherwise provided in this Agreement or as otherwise allowed to Bank by law, all notices, requests, demands or other communications shall be in a writing addressed to the respective party at the address given below or to such other address as the parties may from time to time specify in writing. Notice shall be deemed to have been given when (a) personally delivered, (b) given by a telex or machine-confirmed facsimile, or
(c) after placement in the U.S. mails as certified or registered, return receipt requested, first-class postage prepaid, the receipt indicates delivery or refusal or failure to accept delivery:

        If to NCP-Seven, Northland or      NORTHLAND CABLE PROPERTIES SEVEN
        FNEJV                              LIMITED PARTNERSHIP
                                           1201 Third Avenue #3600
                                           Seattle, Washington 98101
                                           Telecopy: (206) 623-9015
                                           Telephone: (206) 621-1351
                                           Attn:   James Penney
                                                   John S. Whetzell

        With a copy to:                    John E. Iverson
                                           Ryan Swanson & Cleveland
                                           1201 Third Avenue #3400
                                           Seattle, WA 98101
                                           Telecopy:  (206) 583-0359
                                           Telephone:  (206) 464-4224

        If to Bank:                        SEAFIRST BANK
                                           Seafirst Agency Services
                                           701 Fifth Ave., 16th Floor
                                           Seattle, Washington 98104
                                           Attention: Ken Puro
                                           Telecopy: (206) 358-0971
                                           Telephone: (206) 358-0138

NCP-Seven and Northland each agree to forward all notices received by either to FNEJV (if notice to FNEJV be required by FNEJV or applicable law).

        Section 9.2 No Waiver; Remedies. No failure on the part of Bank to exercise, and no delay in exercising, any right under this Agreement or any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the aforesaid preclude any other or further exercise thereof or the exercise of any other right from time to time and as often as Bank may deem expedient and without notice (except any notice which is specifically required by written agreement). The remedies provided in this Agreement or the Related Documents are cumulative (and may be exercised singly or concurrently) and are not exclusive of any remedies provided by law or in equity, now or hereafter existing.

        Section 9.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP except as otherwise stated herein.

        Section 9.4 Assignment and Appointment of Lead Agent. This Agreement shall not be assignable by NCP-Seven without Bank's Consent. Bank may, with the prior consent of NCP- Seven, which consent shall not be unreasonably withheld or delayed, sell, transfer, assign, negotiate, pledge, hypothecate, syndicate or participate all or any portion of this Agreement or any Related Document, except that (a) each Person obtaining any interest in this Agreement or any Related Document shall be subject to all terms and conditions contained herein or in any Related Document regarding Bank, and (b) Bank shall provide to NCP-Seven the name and address of any Participant at least 10 days before any transfer thereto, but any failure to provide such shall not affect the validity of the transfer or the rights of the Participant. In connection with any disposition made by the Bank or in connection with any examination of Bank, Bank may disclose to the proposed transferee or regulatory authority any information regarding NCP-Seven which is in Bank's possession or which NCP-Seven is required to deliver to Bank, all at Bank's own expense. Bank may also disclose such information to its affiliates which affiliates, unless otherwise agreed by NCP-Seven, shall hold the information in confidence (except for disclosure thereof to regulators and other appropriate agents [e.g., legal counsel] of the affiliate). NCP-Seven shall have no liability to any participant or assignee of Bank to reimburse or indemnify such institution for any Costs and Fees incurred in its assignment or participation, including in any due diligence activities associated therewith.

        Notwithstanding the foregoing, Seafirst agrees to retain at least 40% of Advances made hereunder until they are paid in full and each Participant agrees, by virtue of taking an interest in this Agreement or any Related Document (all of which are hereby made subject to this Section 0), that Seafirst shall be the agent of each Participant for purposes of dealing with NCP-Seven and its agents, it being the request of NCP-Seven to deal with one lender only and not with numerous lenders. Seafirst and not any Participant shall be the sole party authorized or obligated to provide any consent or approval required, contemplated or authorized by this Agreement or any Related Document. Seafirst may, however, in its discretion or as required by any other section of this Agreement or other agreements (including without limitation agreements with Participants), consult with, take into consideration or be guided by the views of Participants determining whether to provide such consents or approvals. In any such agreement between Seafirst and Participants, a minimum of 100% (of Pro Rata Shares) approval shall be required for any consent, modification, or waiver which would (i) subject Bank to any additional obligations; (ii) reduce the principal of, interest on, or any fees under the Loan Documents; (iii) postpone any date fixed for any payment of principal of, or interest on, the Obligations or any fees under this Agreement, or otherwise change the amortization or maturity of the Obligations; (iv) consent to the assignment or transfer by NCP-Seven of any of its rights and obligations under this Agreement and other Loan Documents; (v) waive any Event of Default and its consequences; or (vi) release any Collateral, other than that which is sold or disposed of in the ordinary course of business; and a minimum of 67% approval shall be required for any other consent, modification or waiver. Nothing in this paragraph shall create any duties of Seafirst to any Participant that are not expressly set forth in another writing signed by Seafirst, it being the intention of this paragraph only to designate with whom NCP-Seven will deal and not to impose or create duties of Seafirst to Participants.

        Section 9.5 Governing Law; Venue. This Agreement and each Related Document shall be deemed to have been made in Washington and the validity of such documents, their construction, interpretation and enforcement, and the rights of Bank in any Collateral, shall be determined under, governed by and construed in accordance with the laws of Washington. Notwithstanding the foregoing, if the laws of another state govern or provide additional rights to Bank regarding said Collateral, such laws shall apply to the extent required or desired by Bank in its sole discretion. In any court proceeding (if any, given
Section 0 below), NCP-Seven agrees to submit to the jurisdiction of the state or federal court selected by Bank, and venue of any action concerning this Agreement or any Related Document shall be in King County, Washington. NCP-Seven hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of such venue and any claim that any such forum is an inconvenient forum. Nothing in this Section shall impair the right of Bank to bring any action or proceeding against NCP-Seven or its property in the courts of any other county or jurisdiction and NCP-Seven irrevocably submits to the nonexclusive jurisdiction of the appropriate courts (as selected by Bank) of the jurisdiction in which NCP-Seven is organized or any place where any property or any office of NCP-Seven is located.

        NCP-Seven warrants that the name and address of its registered agent for service of process set forth in Exhibit C hereto is true and correct and agrees not to change its registered agent without prior written notice to Bank.

        Section 9.6 Mandatory Arbitration. At the request of either Bank or NCP-Seven, any Claim or controversy between Bank and NCP-Seven, Arising Out Of this Agreement or any Related Document, or Arising Out Of any alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any Claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the Claim or controversy being arbitrated in any proceedings under this Section.

        Notwithstanding any contrary provision of this Agreement, no controversy or Claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or Claim arises from or relates to an Obligation secured by real property.

        No provision of this Section shall limit the right of Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of Collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

        Section 9.7 FNEJV Delegation of All Powers. FNEJV, by executing the FNEJV Agreement, Northland, by executing the Agreement and Consent that appears at the end of this Agreement, and NCP-Seven, by executing this Agreement, and all of the foregoing, by receiving the benefits of this Agreement, each hereby agree as follows, and warrant to Bank that the FNEJV Agreement remains in full force and effect:

               (a) FNEJV does hereby direct and irrevocably delegate to Northland and empower Northland with all of the powers and authorities referenced in (b) below and for the same purpose does further hereby constitute and appoint Northland as agent of and/or attorney-in-fact for FNEJV with full power, authority and consent to act from time to time for and on behalf of FNEJV for the following purposes and without notice to or consultation with FNEJV or any joint venturer thereof, all as Northland shall act through its agents John S. Whetzell, President, and James A. Penney, Vice President and/or General Counsel, or either of them or their successors in office. The power of attorney contained herein shall be a special power coupled with an interest; and

               (b) after the execution and delivery of this Agreement and any or all of the other Related Documents (collectively, "Loan Documents"), Northland shall be empowered from time to time without further authorization by or consent of FNEJV or any joint venturer thereof and before, during or after any Default, and in its own name or as agent for FNEJV or as attorney-in-fact for FNEJV:

                      (i) to amend, supplement, extend, renew and/or replace any or all Loan Documents; to restructure, work-out, compromise, release and settle any obligation; to exercise all power, authority and discretion of FNEJV with respect to any matter now or hereafter relating to any Loan Document; to employ agents and sub-agents for the purpose of exercising all or any part of the power and authority granted herein, all of which agents and sub-agents shall also be agents of FNEJV; to accept service of process and all other process for FNEJV and each joint venturer thereof, or any of them; and to otherwise deal in all respects whatsoever with the Bank alone and without the further consent or joinder or approval of FNEJV, it being the intent of this Section 0 that until payment and performance in full of the Obligations the Bank shall deal exclusively with Northland for all purposes whatsoever and that FNEJV and each joint venturer thereof shall be legally bound by all actions of Northland Arising Out Of this
               Section 0 or by Bank in reliance on said section; and

                      (ii) to take all such other and further action and do such things as are incidental to any of the foregoing, including but not limited to, the making, execution, signing, sealing, acknowledgment, publication, filing and delivery of any contract, agreement, deed, deed of trust, affidavit, loan application, loan commitment, evidence of debt, note, bond, mortgage, pledge, hypothecation, security agreement, financing statement, guarantee, certificate, statement, estoppel certificate, assignment, license, permit, approval, receipt, release and such other and further instruments, certificates, documents or agreements or other papers as Northland may deem necessary from time to time in order to accomplish the actions or transactions set forth in and contemplated by the provisions of the Loan Documents as amended from time to time, all as empowered hereby or as agent for or in the name, place, and stead of FNEJV.

        Section 9.8 Entire Agreement; Headings; Amendments; Severability; Time; Counterparts. This Agreement constitutes the entire Agreement between the parties regarding the terms hereof and supersedes any and all other agreements relating to the subject matter of this Agreement, oral or written, among any or all of the parties (except for the Related Documents). The headings of the various sections and subsections in this Agreement and in each Related Document are for convenience of reference only and do not constitute a part of the respective agreement and shall not affect the meaning or construction of any provision thereof. No amendment, waiver or forbearance of any provision of this Agreement or of any Related Document shall be effective unless the same shall be in a writing signed by Bank. Any such waiver or forbearance shall only be effective for the specific purpose and in the specific instance given and not for other or subsequent purposes or instances and no forbearance or waiver shall affect Bank's right to refuse further forbearances or waivers. If any portion of this Agreement or of any Related Document is held to be invalid or unenforceable, the remaining portions and provisions and conditions thereof shall remain in full force and effect except for Bank's obligations under the Commitment. Time is of the essence of this Agreement and each Related Document. The signature pages of the Agreement may be executed in counterparts.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        Each of the undersigned represents and warrants that each of the officers signing on behalf of the undersigned, respectively, has been duly authorized to execute and deliver this Agreement on behalf of the undersigned.

        Dated and effective as of December 1, 1997.

NORTHLAND CABLE PROPERTIES SEVEN               SEAFIRST BANK,
LIMITED PARTNERSHIP,                           a national banking association
a Washington limited partnership


By:  Northland Communications                  By ______________________________
     Corporation, General and Managing               Mike Loken,
     General Partner                                 Vice President


     By ____________________________________
     James A. Penney, Vice President, on
     behalf of Northland Communications
     Corporation as Managing General
     Partner and as agent for FN Equities
     Joint Venture, Administrative General
     Partner


                              AGREEMENT and CONSENT

        Northland hereby makes the representations and warranties and agreements contained in and agrees and consents to the terms and conditions of Sections 0,0, 0, 0, 0, and 0 of the foregoing Commercial Loan Agreement, each of which sections are incorporated herein by this reference. Northland further agrees that at the request of either Bank or Northland, any Claim or controversy between Bank and Northland Arising Out Of this Agreement or any Related Document, or Arising Out Of any alleged tort, shall be settled by arbitration in Seattle, Washington under the terms and conditions of Section 0 of said Commercial Loan Agreement, which section is incorporated herein.

This agreement and consent shall be binding upon Northland individually and in addition to its agreements as general partner of NCP-Seven. Dated as of this 1st day of December, 1997.

NORTHLAND COMMUNICATIONS
CORPORATION, a Washington corporation



By _______________________________________
      James A. Penney, Vice President

                              DEFINITIONS ADDENDUM


        This Definitions Addendum is an attachment to and part of that certain Commercial Loan Agreement dated as of December 1, 1997 ("Agreement"). Except as otherwise stated in the Agreement, the following terms shall have the following meanings:

        "Accounts" means all of NCP-Seven's receipts, accounts, drafts, acceptances, contract rights of and for moneys and performances due or to become due, chattel paper, and other forms of receivables, now owned or later acquired, which derive from or arise out of the conduct of NCP- Seven's business, sale of its inventory, or the furnishing of services, together with all guaranties and security interests for, and the cash and noncash proceeds of, all the foregoing.

        "Adjusted LIBOR Rate" shall mean for any day that per annum rate equal to the sum of (a) the LIBOR Margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment. The "LIBOR Margin" shall be 2.625% per annum from Closing through the date on which NCP-Seven reports results for the first quarterly Determination Date, and thereafter shall be as set forth below depending upon the ratio of Total Debt of NCP-Seven to its Annualized Cash Flow, which ratio shall initially be measured on the Determination Date immediately preceding the date of the Advance creating the LIBOR Rate Loan, and shall thereafter be measured on each Determination Date during the Interest Period. Any change in the ratio causing the LIBOR Margin to increase or decrease shall become effective on the Determination Date on which the change occurs:

------------------------------------------------------------------------------------------------
Total Debt to Annualized Cash Flow Ratio                          LIBOR Margin
------------------------------------------------------------------------------------------------
Greater than or equal to 5.50 to 1                                2.625% per annum
------------------------------------------------------------------------------------------------
Less than 5.50 to 1 but greater than or equal to 5.00 to 1        2.375% per annum
------------------------------------------------------------------------------------------------
Less than 5.00 to 1 but greater than or equal to 4.50 to 1        2.125% per annum
------------------------------------------------------------------------------------------------
Less than 4.50 to 1 but greater than or equal to 4.00 to 1        1.875% per annum
------------------------------------------------------------------------------------------------
Less than 4.00 to 1 but greater than or equal to 3.00 to 1        1.50% per annum
------------------------------------------------------------------------------------------------
less than 3.0 to 1                                                1.125% per annum
------------------------------------------------------------------------------------------------

        "Advance" shall mean the disbursement of loan proceeds under the Note. An Advance shall not constitute a "payment order" under R.C.W. Section 62A.4A-103.

        "Agent" means Seafirst or any successor agent for Bank.

        "Agreement" means this Commercial Loan Agreement, as the same may be amended, extended, restated or renewed from time to time.

        "Amendment to Subordination Agreement" means an amendment to the Subordination Agreement changing its reference to the Obligations under this Agreement rather than merely to the Existing Bank Debt, and providing that no management fees may be paid by NCP-Seven to Northland (a) if Event of Default shall have occurred and be continuing, or any event which, upon a lapse of time or notice or both, would become an Event of Default; or (b) in excess of five percent of NCP-Seven's gross service revenues for the immediately preceding fiscal year.

        "Annualized Cash Flow" means the product of Quarterly Cash Flow for the fiscal quarter in question times four (4).

        "Arising Out Of" means directly or indirectly arising out of, related to, arising in connection with, or resulting or stemming from.

        "Assessment Rate" means as of any day the minimum annual percentage rate, if any, established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States.

        "Assignment" means the Assignment dated September 15, 1993, made by NCP-Seven to Seafirst, as amended from time to time.

        "Bank" shall mean Seafirst, and any of its Participants, successors and assigns. If there be a Participant, it shall have all rights and duties of "Bank" except as set forth in Section 0 or as otherwise expressly set forth in the Agreement.

        "Base Rate" shall mean, on any given day:

               (a) the greater of (i) the Reference Rate, or (ii) the sum of the Fed Funds Rate plus 0.5%; plus

               (b)    the Base Rate Margin.

        "Base Rate Loan" means any Loan accruing interest at the Base Rate.

        "Base Rate Margin" shall be 1.75% per annum from Closing through the date on which NCP-Seven reports results for the first quarterly Determination Date, and thereafter shall be as set forth below depending upon the ratio of Total Debt of NCP-Seven to its Annualized Cash Flow, which ratio shall initially be measured on the Determination Date immediately preceding the date of the Advance creating the Base Rate Loan, and shall thereafter be measured on each Determination Date during the Interest Period. Any change in the ratio causing the Base Rate Margin to increase or decrease shall become effective on the Determination Date on which the change occurs:

------------------------------------------------------------------------------------------------
Total Debt to Annualized Cash Flow Ratio                          Base Rate Margin
------------------------------------------------------------------------------------------------
Greater than or equal to 5.50 to 1                                1.50% per annum
------------------------------------------------------------------------------------------------
Less than 5.50 to 1 but greater than or equal to 5.00 to 1        1.25% per annum
------------------------------------------------------------------------------------------------
Less than 5.00 to 1 but greater than or equal to 4.50 to 1        1.00% per annum
------------------------------------------------------------------------------------------------
Less than 4.50 to 1 but greater than or equal to 4.00 to 1        0.75% per annum
------------------------------------------------------------------------------------------------
Less than 4.00 to 1 but greater than or equal to 3.00 to 1        0.375% per annum
------------------------------------------------------------------------------------------------
less than 3.0 to 1                                                0.00% per annum
------------------------------------------------------------------------------------------------

        "Borrowing Notice" means the notice form attached and incorporated herein as Exhibit A appropriately completed and executed by any officer of Northland who, for transactions described in No. 1 of the notice (requesting advances), is the President or Treasurer, each of whom is severally authorized to request advances and direct the disposition of any such advances until written notice from NCP-Seven of the revocation of such authority is received by Bank. For transactions described in No. 2 of the notice (selecting interest rates), execution of the Borrowing Notice shall be by any officer of Northland who is the President, Treasurer, or any financial vice president, each of whom is severally authorized to select such rates.

        "Business Day" means any day other than (i) a Saturday, Sunday or legal holiday, (ii) a day on which commercial banks in Seattle, Washington are authorized or required by law or executive order to close; or (iii) a day on which Bank is closed.

        "Cable System" means each cable television system, and all other assets and property to be purchased by NCP-Seven, pursuant to a Purchase Contract.

        "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of capitalized leases which is capitalized on the balance sheet of NCP-Seven) by NCP-Seven during that period that, determined in accordance with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of NCP-Seven, but excluding expenditures in respect of permitted acquisitions of Cable Systems that would otherwise be deemed "Capital Expenditures" hereunder.

        "Cash Flow" means the total of all operating revenues, including interest income, of NCP- Seven, less all operating expenses (other than all management fees subordinated to the Bank under the Subordination Agreement), all as determined according to GAAP.

        "Claims" means any and all administrative, legal or other actions, suits, appeals, settlements, consent decrees, investigations, liabilities (including without limitation all liabilities of every nature from environmental laws or laws concerning hazardous, dangerous or other wastes, including without limitation 42 U.S.C. Section 9601 et. seq. (CERCLA); 42 U.S.C. Section 6901 et. seq. (SWDA/RCRA); 42 U.S.C. Section 7401 et. seq. (CAA); 42 U.S.C. Section 1251 et. seq. (FWPCA/CWA); 42 U.S.C. Section 300(f) et. seq. (PHSA/SDWA); 15 U.S.C.
Section 2601 et. seq. (TSCA); Ch. 90.48 RCW (WPCA) ; Ch. 70.105D RCW (MTCA); Ch.
70.105 RCW (HWMA) ; Ch. 70.94 RCW (WCAA); Ch. 90.56 RCW (OHSSPRA); Ch. 88.46 RCW (VOSPRA), all as amended from time to time, demands, penalties, fines and Taxes.

        "Closing" and "Closing Date" shall mean the date this Agreement and the Related Documents are executed and delivered to Bank.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" has the meaning set forth in Section 0.

        "Commitment" has the meaning set forth in Section 0.

        "Commitment Period" means the period commencing on Closing and ending December 1, 2000.

        "Consent" means a written document containing the approval of and executed by the Person to be bound by the document.

        "Consent to Assignment" means the Consents to Assignment required under the Security Agreement.

        "Contingent Obligation" means, with respect to any Person, any guarantee of Debt or any other obligation of any other Person or any assurance with respect to the financial condition of any other Person, whether direct, indirect or contingent, including, without limitation, any purchase or repurchase agreement or keepwell, take-or-pay, through-put or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any obligation of such other Person; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person subject to such obligation.

        "Constituent Documents" means the Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Seven Limited Partnership among Northland, FN Equities Joint Venture, a California joint venture, Richard
I. Clark, the original limited partner, and the remaining parties thereto as limited partners, dated as of September 30, 1987, as amended from time to time, and other partnership agreement governing or affecting NCP-Seven.

        "Contractual Obligation" means, with respect to any Person, each provision of this Agreement, each Related Document and all provisions of all other agreements, contracts, instruments and undertakings to which such Person is a party or by which it or any of its property is or purports to be bound.

        "Costs and Fees" means all out-of-pocket or incurred costs, attorneys' fees (including without limitation, fees of in-house counsel and of paralegals and clerks), fees of accountants, collection and other agents and all other fees and expenses of every nature whatsoever now or hereafter incurred from time to time, including without limitation all expenses related to the Collateral (including without limitation, all appraisal, filing and recording fees), all as incurred by Bank in good faith and in its reasonable discretion (collectively "Costs and Fees").

        "Debt" means all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of NCP-Seven including, without limitation and without duplication of such amounts, and regardless of whether such items would otherwise not be shown on the liability side of a balance sheet:

               (a) Guaranties. All obligations guaranteed or assumed by NCP-Seven, directly or indirectly in any manner, or endorsed (other than for collection and deposit in the ordinary course of business) or discounted by NCP-Seven with recourse, including all debt guaranteed by NCP-Seven through any agreement, contingent or otherwise;

               (b) Contingent Reserves. The aggregate amount of reserves established on the books of NCP-Seven with respect to contingent liabilities (except reserves which are properly treated as deductions from assets);

               (c) Leases. All obligations for the payment of money or other property pursuant to capital leases under which NCP-Seven is leasing real or personal property; and

               (d) Partnership Debts. All obligations of any partnership or joint venture of which NCP-Seven is a member, if NCP-Seven is legally liable for such obligations.

        "Deed(s) of Trust" means all (individually and collectively) deeds of trust delivered pursuant to Section 0, each as amended from time to time.

        "Default" or "Event of Default" has the meaning set forth in Section 0 hereof.

        "Determination Date" means the Closing Date and the last Business Day of each September, December, March and June thereafter through and including June 30, 2006.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Excess Cash Flow" means the Cash Flow (as defined herein and in the following sentence) for each year beginning January 1, 1997, less all management fees subordinated to Bank under the Subordination Agreement and less all authorized distributions made pursuant to Section 0 and less all authorized Capital Expenditures made pursuant to Section 0 for said calendar year. For purposes of calculating the operating expenses component of "Cash Flow" when calculating Excess Cash Flow, such expenses shall include Proforma Debt Service for the next fiscal year (as opposed to the actual debt service for the fiscal year with respect to which the Excess Cash Flow is being calculated).

        "Existing Bank Debt" means Debt incurred pursuant to the Commercial Loan Agreement dated February 29, 1996, between NCP-Seven and Seafirst.

        "Fed Funds Rate" means the fixed rate of interest per annum quoted as the "Federal Funds" rate by Garvin Guybutler on the display designated as "Page 5" on the Telerate Service (or such other page on that service or such other service designated by Garvin Guybutler for the display of its Federal Funds rate quote, or if not quoted by Garvin Guybutler, then by a comparable secondary market source acceptable to Bank), on the Determination Date.

        "Fee Letter" means the letter dated November 25, 1997, addressed to Gary Jones of Northland, from Ken Puro of Seafirst.

        "Fixed Charges" means the sum of interest expenses, principal payment on any Debt (excluding payment of Excess Cash Flow made pursuant to Section 0), Capital Expenditures, plus management fees paid for any given fiscal year.

        "FLSA" means the Fair Labor Standards Act of 1938, as amended from time to time, and the regulations promulgated pursuant thereto.

        "FNEJV" means FN Equities Joint Venture, a California joint venture, as general and Administrative General Partner of NCP-Seven.

        "FNEJV Agreement" shall mean the FNEJV Agreement dated September 15, 1993, between FNEJV and John S. Simmers.

        "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by NCP-Seven.

        "Governmental Body" means any foreign or domestic government; court; federal, state, county, municipal or other department, commission, board, bureau, agency, administrator, public authority, instrumentality; arbitrator; mediator; or other governmental regulator or authority.

        "Hazardous Substance" means any substance or matter (or nonmatter) of every nature whatsoever regulated in any manner by laws, rules or regulations, standards or guidelines concerning environmental matters, hazardous, dangerous or other wastes of every nature whatsoever, including but not limited to all laws and regulations referenced in the definition of "Claims" and all laws and regulations concerning radiation and other matters relevant to cable television systems.

        "Interest Payment Date" means (a) for a Base Rate Loan, the last Business Day of each September, December, March and June; and (b) for a 1, 2, or 3-month LIBOR Rate Loan, the last Business Day of the Interest Period, and for a 6-month LIBOR Rate Loan the 90th day and the last Business Day of the Interest Period; and (c) for all Loans, the maturity date of each Loan, including maturity by acceleration.

        "Interest Period" means the period commencing on the date of any Advance and ending on the date set forth below, subject to acceleration after an Event of Default. For any LIBOR Rate Loan, the end of the Interest Period shall be the last day of the one, two, three or six month period designated by NCP-Seven in a Borrowing Notice (so long as such period ends on or before June 30, 2006). For any Base Rate Loan, the end of the Interest Period shall be June 30, 2006, unless NCP- Seven shall cause the period to expire earlier by submitting a Borrowing Notice requesting an Adjusted LIBOR Rate for said loan (and thereby converting the Base Rate Loan to a LIBOR Rate Loan). Notwithstanding the foregoing, in the event that the last day of any Interest Period would fall on a day other than an International Banking Day, the Interest Period shall be extended to the next succeeding International Banking Day (unless said day would be in the next calendar month in which case the date for payment shall be the immediately preceding International Banking Day) if such is not later than June 30, 2006.

        "Interest Rate Risk Agreement" means, individually and collectively, each mutually agreeable interest rate hedging or risk agreement entered into by NCP-Seven pursuant to Section 0, including but not limited to any interest rate swaps, basis swaps, forward rate agreements, forward price agreements, caps, floors, collars, swaptions, or interest rate options.

        "International Banking Day" means a Business Day that is also a London Banking Day.

        "LIBOR Rate" means for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display. Bank shall endeavor to notify NCP-Seven of the LIBOR Rate used in connection with a LIBOR Rate Loan on the date the rate is established, but Bank shall have no liability for any failure timely to so notify NCP-Seven.

        "LIBOR Rate Loan" means any Loan accruing interest at the Adjusted LIBOR Rate.

        "Lien" means, with respect to any Person, any security interest, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest, except (i) Liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings and, if the Lien exceeds $50,000, reserves Consented to by Bank; (ii) Liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings and, if the Lien exceeds $50,000, reserves Consented to by Bank; and (iii) deposits or pledges under workmen's compensation, unemployment insurance, social security, bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

        "Loan" or "Loans" means any Advances made pursuant to the Commitment, as amended, extended or renewed from time to time.

        "London Banking Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law or executive or regulatory order to close or a day on which London banks are closed.

        "Loss" or "Losses" means any and all Costs and Fees, losses, liabilities, deficiencies, obligations, damages and other expenses of every nature, including without limitation interest and penalties.

        "Material Adverse Effect" means any material adverse effect on (a) the validity or enforceability of this Agreement or any of the Related Documents,
(b) the value of any of the Cable Systems, (c) NCP-Seven's financial condition or operations, or (d) the ability of NCP-Seven to fulfill its obligations under this Agreement or any of the Related Documents.

        "NCP-Seven" means Northland Cable Properties Seven Limited Partnership, a Washington limited partnership.

        "NCP System" means all of the cable television reception and distribution systems (including without limitation headends, trunk cables, feeder cables, microwave transmission and reception facilities, drops and associated electronic equipment), wherever located (including but not limited to Washington, Georgia and Texas), which are now or hereafter directly or indirectly owned or operated (or are legally capable of being operated) by NCP-Seven, including without limitation, each Cable System (once owned or operated) and all "Systems" as defined in and subject to the Constituent Documents. The NCP System shall include but not be limited to the cable television systems serving the communities listed in Exhibit D which is attached and incorporated herein.

        "Northland" means Northland Communications Corporation, a Washington corporation, as general partner and as Managing General partner of NCP-Seven and, where indicated, individually.

        "Note" means the promissory note in substantially the form attached as Exhibit E evidencing the Loans, all as amended, extended and renewed from time to time.

        "Obligations" means the Note, all Costs and Fees, all indemnifications and all other amounts of every nature whatsoever now or hereafter due or to become due Bank under this Agreement or under any Related Document, as amended, renewed, extended or replaced from time to time, and any obligations of NCP-Seven under any Interest Rate Risk Agreements entered into between NCP-Seven and Seafirst or any other Bank.

        "Operating Rights" means all licenses, permits, franchises, agreements with public utilities and microwave transmission companies, pole attachment, use, access and rental and utility agreements, agreements with broadcasters for retransmission or concerning "must-carry" status, and all other contracts and authorities with, from, granted or authorized by any Governmental Body or Person used or useful in or necessary to the ownership, maintenance or operation of any of NCP Systems. Operating Rights shall include the Programming Contract.

        "Participant" means one or more entities to whom Bank transfers an interest in this Agreement or any Related Document. References to Bank shall be deemed to include all Participants. The interest of each Participant (and Seafirst) shall be an undivided interest in all rights under this Agreement and each Related Document equal to the percentage of the outstanding principal balance of the Obligations funded by that Participant (hereafter the "Pro Rata Share"), and each Participant's (including Seafirst's) obligation under the Commitment shall be limited to its Pro Rata Share of the Commitment. Each Participant shall become a Participant upon execution by both such Participant and Seafirst, and delivery to Seafirst, of an Assignment and Assumption Certificate in the form of Exhibit Q attached.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a state, government or political subdivision or an agency or instrumentality thereof.

        "Plan" means (i) any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA); (ii) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA); (iii) any employee benefit plan maintained in connection with any trust described in Section 401(c)(9) of the Code; or (iv) a combination of such plans; if such plan or plans is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, by NCP-Seven or under which NCP-Seven has or, during the term of this Agreement, will have any liability. For purposes of this paragraph, the term "NCP-Seven" shall include NCP-Seven and any corporation, partnership, sole proprietorship or other entity if NCP-Seven and such other entity or entities are (i) corporations which are members of a controlled group of corporations as defined in Section 414(b) of the Code, (ii) trades or businesses (whether or not incorporated) which are under common control as defined in Section 414(c) of the Code, (iii) members of an affiliated service group as defined in Section 414(m) or 414(o) of the Code, or (iv) any combination of the foregoing.

        "Proforma Debt Service" shall mean that amount reasonably projected by NCP-Seven as necessary to make all payments required on the Total Debt when due. For purposes of making the projection for an entire year, NCP-Seven shall determine an assumed amount of interest due for the year in question by using the interest rate in effect on the Determination Date for a Base Rate Loan. For LIBOR Rate Loans, NCP-Seven shall use the interest rate in effect on the Determination Date.

        "Programming Contract" means the contract between Northland and NCP-Seven dated August 1, 1993, including only those amendments approved in writing by Bank.

        "Purchase Contract" means each contract between NCP-Seven and the current owner of a Cable System for purchase of such Cable System.

        "Quarterly Cash Flow" means Cash Flow for the fiscal quarter ending on the Determination Date on which Cash Flow is to be measured, all as shown on the most recent financial statements and certificates delivered pursuant to Section 0.

        "Reference Rate" means the rate of interest publicly announced from time to time by Seafirst in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Seafirst's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Seafirst may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

        "Related Documents" means (individually and collectively) the Borrowing Notices, Note, Deeds of Trust, Security Agreement, UCCs, Assignment, Consents to Assignment, Assignment of Leases, Subordination Agreement, Interest Rate Risk Agreement, Programming Contract, Resolution, FNEJV Agreement, Certificate And Indemnity Agreement Regarding Hazardous Substances and all other certificates, documents or agreements now or hereafter Arising Out Of or executed in connection with or pursuant to any of the foregoing, including all amendments thereto and restatements thereof.

        "Requirement of Law" means, with respect to any Person, the articles or certificate of incorporation and bylaws, the partnership or limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule, guideline, standard (including but not limited to accounting standards and GAAP), order, restriction, directive, judgment, decree, injunction, writ, or regulation, or a final and binding determination of an arbitrator, mediator, or a determination of any Governmental Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. With respect to Bank, Requirement of Law shall include a Requirement of Law or request of a central bank or financial, monetary or other supervisory authority (whether or not having the force of law).

        "Reserve Adjustment" means as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

        "Resolution" means the resolution of Borrower included in Exhibit N.

        "Robin Systems" means the Cable Systems, being purchased from Robin Media Group, Inc., a Nevada corporation, located in the Georgia towns of Toccoa, Royston, Franklin Springs, Canon, Lavonia, and Bowersville, and unincorporated areas of the Georgia counties of Stephens, Franklin, and Hart.

        "Seafirst" means Bank of America National Trust and Savings Association, a national banking association, doing business as Seafirst Bank, including its universal successors.

        "Security Agreement" means the Security Agreement and Assignment dated September 15, 1993, as such agreement is amended from time to time.

        "Subordination Agreement" means the Subordination Agreement by Northland in favor of Bank dated September 15, 1993, as such agreement is amended from time to time, and such other subordination agreements as are executed in connection herewith, including but not limited to a subordination agreement from certain affiliates of NCP-Seven.

        "Subsidiary" or "Subsidiaries" means any corporation of which at least 50% of the outstanding stock having ordinary voting powers to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by NCP-Seven and/or one or more of its Subsidiaries.

        "Taxes" means for any Person any federal or state tax, assessment, duty, levy, withholding liability, impost and other charges of every nature whatsoever imposed by any Governmental Body on such Person or on any of its property or because of any, revenue, income, sales, use, product, employee or franchise, and any interest or penalty with respect to any of the foregoing.

        "Total Debt" means all Debt of NCP-Seven for money borrowed from financial institutions, including but not limited to the Loans and any other loans from time to time from the Bank to NCP-Seven.

        "Tranche A" means $37,000,000 of the Commitment, which is available to be drawn down for the purposes set forth in Section 0. in up to two Advances, at or within one day of Closing.

        "Tranche B" means $8,000,000 of the Commitment, which is available to be drawn down, on a revolving basis, for the purposes set forth in Section 0. in multiple Advances, during the Commitment Period.

        "UCCs" means the Uniform Commercial Code financing statements to be executed at Closing.